AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
               --------------------------------------------------

     THIS AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK ("Agreement") is made and entered into as of the 10th day of January, 2001, by and among RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ROI"), whose address is 1825 Barrett Lakes Blvd., Suite 260, Kennesaw, GA 30144, S.A.F.E. ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Georgia and a wholly-owned subsidiary of ROI (the "Subsidiary"), whose address is 1825 Barrett Lakes Blvd., Suite 260, Kennesaw, GA 30144, S.A.F.E. SYSTEMS, INC., a corporation organized and existing under the laws of the State of Illinois ("S.A.F.E."), whose address is 901 North Batavia Avenue, Batavia, IL 60510, Denise Beiermann, an individual resident of Illinois ("Beiermann"), whose address is 43W107 Ickenham, Elgin, IL 60123, Gordon W. Johnson, an individual resident of Illinois ("Johnson"), whose address is 937 Heathrow Lane, Naperville, IL 60540, Brandon D. Lenore, an
individual resident of Illinois ("Lenore"), whose address is 14805 South Homan Avenue, Midlothian, IL 60445, and John J. Spaccapaniccia, an individual resident of Illinois ("Spaccapaniccia"), whose address is 2245 Stonehaven Drive, Plainfield, IL 60544, (Beiermann, Johnson, Lenore, and Spaccapaniccia, individually referred to as a "Controlling Shareholder" and collectively referred to as the "Controlling Shareholders").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Controlling Shareholders are the owners of over 80% of the issued and outstanding shares of the no par value common stock of S.A.F.E.; and

     WHEREAS, the parties hereto desire to merge the Subsidiary with and into S.A.F.E. by exchanging all of the issued and outstanding shares of S.A.F.E. common stock (the "S.A.F.E. Common Stock") for a total of 400,000 shares of the $.01 par value common stock of ROI as restricted in accordance with securities laws, ROI's bylaws, and the Escrow Agreement as defined herein (the "ROI Common Stock"), all subject to the terms, provisions, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1.   THE MERGER

     (a) THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 14-2-1101, ET SEQ. of the Georgia Business Corporation Code (the "GBCC") and the Illinois Business Corporation Act of 1983 as codified at 805 ILCS 5/1.01 et seq. (the "IBCA"), the Subsidiary shall be merged with and into S.A.F.E. at the Effective Time (as defined in Section 1(c) hereof). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease, and S.A.F.E. shall continue as the surviving corporation (the "Surviving Corporation") under the name S.A.F.E. Systems, Inc. and shall succeed to and assume all the rights and obligations of S.A.F.E. and the Subsidiary in accordance with the GBCC and the IBCA.

     (b) THE CLOSING; EFFECTIVE DATE. The closing of the Merger contemplated by this Agreement (the "Closing") shall take place at such time and on such date as is agreed to by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Section 7) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Section 7 at such location as the parties may agree, unless another date is agreed to in writing by the parties hereto. If all of the parties hereto do not agree in writing to extend the Closing Date beyond March 31, 2001, and the Closing does not occur on or prior to such date, any party to this Agreement may, at its sole option, terminate this Agreement by notifying the other parties in writing of such termination. Upon such termination, each party shall be responsible for its own costs and expenses related to this Agreement and no party shall have any obligation hereunder except for those obligations that have been expressly agreed to herein or agreed to in writing in a separate document as surviving the termination of this Agreement.

     (c) EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file articles of merger (the "Articles of Merger") executed in accordance with Section 14-2-1105 of the GBCC and Section 11.03 of the IBCA and shall make all other filings or records required under the GBCC and the IBCA as soon as practical on or after the Closing Date (the "Merger Filings"). The
Merger shall become effective at such time as the Articles of Merger are accepted for record by the Secretary of State of the State of Illinois and the Secretary of State of Georgia or at such other time as the Subsidiary and S.A.F.E. shall agree as specified in the Articles of Merger but not exceeding 30 days after the date the Articles of Merger are accepted for record by the Secretary of State of the State of Illinois and the Secretary of State of Georgia (the "Effective Time").

     (d)  EFFECT OF MERGER ON THE CONSTITUENT CORPORATIONS.

          (1) GENERAL. The Merger shall have the effect set forth in Section 14-2-1106 of the GBCC and Section 11.50 of the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (i) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Subsidiary and S.A.F.E. (together, the "Constituent Corporations"), (ii) all obligations belonging to or due each of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (iii) title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger, (iv) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and (v) the Surviving Corporation shall be liable for all of the debts and obligations of each of the Constituent Corporations, and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

          (2) ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of S.A.F.E., in effect as of the Effective Time, shall become the Articles of

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

     Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

          (3) BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of S.A.F.E. shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the IBCA, the Articles of Incorporation of the Surviving Corporation and said Bylaws.

          (4) DIRECTORS. The Board of Directors of S.A.F.E. at the Effective Time shall, from and after the Effective Time, be the Board of Directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and applicable law.

          (5) OFFICERS. The officers of S.A.F.E. at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          (6) ASSETS, LIABILITIES. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Constituent Corporations shall be taken upon the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Agreement and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

          (7) TAX TREATMENT. The parties hereto acknowledge that for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

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

     2. EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     (a) Effect on Stock . As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any stock of either of the Constituent Corporations:

          (1) CANCELLATION OF TREASURY STOCK. Each share of Subsidiary Stock that is owned by the Subsidiary or by any subsidiary of the Subsidiary shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor.

          (2) CONVERSION OF COMPANY STOCK. All of the issued and outstanding shares of S.A.F.E. Common Stock shall at the Effective Time be converted into 400,000 shares of ROI Common Stock (the "Merger Consideration"). The number of shares of ROI Common Stock referred to throughout this Agreement shall be adjusted from time to time to reflect any stock splits or stock dividends or reclassification of capital structure that occur after the date of this Agreement. As of the Effective Time, all such S.A.F.E. Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any S.A.F.E. Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2(b) hereof.

          (3) SUBSIDIARY STOCK. As of the Effective Time, all of the issued and outstanding shares of Subsidiary common stock shall be converted into 1,000 shares of S.A.F.E. Common Stock.

     (b) EXCHANGE OF CERTIFICATES. Upon the terms, subject to the conditions and in reliance upon the representations and warranties contained herein and subject to the Escrow Agreement, upon the proper surrender at Closing to ROI by the S.A.F.E. Shareholders of the certificate or certificates which immediately prior to the Closing represented outstanding shares of S.A.F.E. Common Stock (the "Certificates") that are to be exchanged pursuant to Section 2(a) for the Merger Consideration, the S.A.F.E. Shareholders shall be entitled to receive in exchange therefor the Merger Consideration set forth opposite such S.A.F.E. Shareholder's name on the S.A.F.E. Shareholders List (as defined in Section 6(d) hereof).

     3.   CLOSING OBLIGATIONS.

     (a) Closing Obligations of S.A.F.E. and the S.A.F.E. Shareholders. At the Closing, S.A.F.E. and the S.A.F.E. Shareholders shall deliver to ROI the following:

          (1) certificates representing all of the S.A.F.E. Common Stock, duly endorsed (or accompanied by duly executed stock powers) for transfer to ROI;

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

          (2) an executed Employment Agreement between ROI and Beiermann, the form of which is attached hereto as Schedule A;

          (3) a certificate, dated the Closing Date, stating that (i) the representations and warranties of S.A.F.E. and the Controlling Shareholders contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, and (ii) S.A.F.E. and the Controlling Shareholders have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

          (4) an executed Escrow Agreement, the form of which is attached hereto as Schedule B.

          (5) an executed Proxy, the form of which is attached hereto as Schedule C.

     (b) Closing Obligations of ROI. At the Closing, ROI shall deliver to the S.A.F.E. Shareholders the following:

          (1) the Merger Consideration (or evidence that the ROI Common Stock certificates representing the Merger Consideration have been duly ordered from ROI's stock transfer agent);

          (2) an executed Employment Agreement between ROI and Beiermann, the form of which is attached hereto as Schedule A;

          (3) a certificate, dated the Closing Date, stating that (i) the representations and warranties of ROI contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, (ii) ROI has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (4) an executed Escrow Agreement, the form of which is attached hereto as Schedule B.

          (5) Between the date of this Agreement and the Effective Time, no adverse change shall have occurred in the business, operations or financial condition of ROI that would affect its ability to consummate the transactions contemplated by this Agreement.

     4.   APPROVALS.

     (a) The Controlling Shareholders and S.A.F.E. have approved this Agreement and the transactions contemplated herein. Prior to the Closing S.A.F.E. and the S.A.F.E. Shareholders shall have taken any and all action required for the Merger.

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

     (b) The ROI Board of Directors has approved this Agreement and the transactions contemplated herein. The shareholders holding at least 65% of the outstanding shares of common stock of ROI must approve the Merger prior to the Closing. If such approval is not obtained on or before March 31, 2001, any party to this Agreement may, at its sole option, terminate this Agreement by notifying the other parties in writing of such termination. Upon such termination, each party shall be responsible for its own costs and expenses related to this Agreement and, except as expressly agreed to herein, no party shall have any obligation hereunder.

     5. REPRESENTATIONS AND WARRANTIES OF ROI. Except for the approvals described in 4(b) hereof, ROI represents and warrants to the Controlling
Shareholders that the following representations and warranties are true and correct in all material respects as of the Closing:

     (a) ROI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of ROI and its subsidiaries, including the Subsidiary, is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the ownership and operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not prevent, materially delay or materially impair the ability of ROI and the Subsidiary to consummate the transactions contemplated by this Agreement.

     (b) ROI has the requisite corporate power and authority to execute and deliver this Agreement and the Employment Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents to which ROI or the Subsidiary is a party has been duly executed and delivered by such party and each constitutes a valid and binding obligation of ROI and the Subsidiary, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of ROI and The Subsidiary have approved each this Agreement and the transactions contemplated therein.

     The execution and delivery of this Agreement and the Employment Agreement by ROI and the consummation by ROI of the transactions contemplated herein and therein have been duly authorized by ROI's Board of Directors and, except for the approval of the ROI shareholders, no other corporate or other proceedings on the part of ROI or the ROI shareholders are necessary to authorize this Agreement and the Employment Agreement or for ROI to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by ROI and constitutes, and the Employment Agreement when executed and delivered at Closing will constitute, a valid and binding agreement of ROI, enforceable against ROI in accordance with their terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

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

     (c) Neither the execution, delivery or performance of this Agreement or the Employment Agreement by ROI, nor the consummation by ROI of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of ROI, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of ROI pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which ROI is a party or by which it is bound or (iv) to the best knowledge of ROI, violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to ROI or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

     (d) To the best of ROI's knowledge, the representations contained in this subsection (d) are complete and accurate. Any and all securities issued by ROI have been issued in compliance with Federal and State securities laws. ROI has filed with the Securities and Exchange Commission all of the documents ("ROI SEC Documents") that it was required to file through the date of this Agreement. As of their respective dates, the ROI SEC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the ROI SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under such statutes. The financial statements contained in the ROI SEC Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of ROI required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of ROI at said date and the results of operations and cash flows of ROI for the periods then ended.

     (e) ROI has reserved $600,000.00 for use by S.A.F.E. during the first six months after the Closing.

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

     (f) After the Closing, S.A.F.E. employees shall qualify for participation in the ROI incentive stock option plan.

     (g) The execution, delivery and performance of each of this Agreement and by ROI and the Subsidiary do not, and the consummation by ROI and the Subsidiary of the transactions contemplated herein will not, constitute or result in (a) a breach or violation of, or a default under, ROI's or the Subsidiary's certificate of incorporation and by-laws, (b) a breach or violation of or default under, or the acceleration of any obligation pursuant to, any contracts binding upon ROI or the Subsidiary or any of their subsidiaries or any law or governmental or non-governmental permit or license to which ROI or any of its subsidiaries is subject or (c) any change in the rights or obligations of any party under any of the contracts specified in (b) above, except, in the case of
(b) or (c) above, for any breaches, violations, default, accelerations, creations or changes that, individually or in the aggregate, are not reasonably likely to prevent, materially burden or materially impair the ability of ROI and the Subsidiary to consummate the transactions contemplated by this Agreement.

     (h) Except as specified herein, no notices, reports or other filings are required to be made by ROI and its subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by ROI and its subsidiaries from, any Governmental Entity, in connection with the execution and delivery of these documents and the consummation by ROI and the Subsidiary of the transactions contemplated herein, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially burden or materially impair the ability of ROI and the Subsidiary to consummate the transactions contemplated by the Transaction Documents.

     (i) As of the Closing Date, ROI and the Subsidiary have access to and will have sufficient funds to purchase the Company Stock and satisfy all of its obligations under this Agreement and the transactions contemplated herein. ROI's and the Subsidiary's obligations hereunder are not subject to any conditions regarding ROI's or The Subsidiary's ability to obtain financing for the consummation of the transactions contemplated herein.

     (j) Except for (i) the filing of the Merger Filings, (ii) such filings, consents, approvals as may be required under federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a material adverse effect on ROI and its subsidiaries, taken as a whole, the execution, delivery and performance of this Agreement to which ROI is a party do not and will not: (a) conflict with the Certificate of Incorporation or Bylaws of ROI; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to ROI or the ROI's assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on ROI and its subsidiaries, taken as a whole, or impair the ability of ROI to consummate the transactions contemplated by this Agreement;
(c) constitute a breach or default under any instrument, contract or other agreement to which the ROI is party to which it or any of its assets or properties is bound or subject; (d) create any security interest, mortgage, lien, claim, or

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

encumbrance of any kind on any of the ROI's assets; or (e) require any consent, notice to or filing with any governmental authority or administrative agency.

     (k) ROI and the Subsidiary are acquiring the S.A.F.E. Common Stock solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. ROI acknowledges that the S.A.F.E. Common Stock is not registered under the Securities Act or any applicable state securities law, and that such Common
Stock may not be sold or otherwise transferred except pursuant to the registration provisions of the Securities Act or an applicable exemption therefrom and pursuant to any applicable state and other securities laws.

     (l) There are no claims, actions, suits or investigations pending, or to the knowledge of ROI, threatened, against ROI that in the aggregate could have a material adverse effect upon the transactions contemplated hereby or ROI and its subsidiaries, taken as a whole.

     (m) No representation, warranty or statement made by ROI in this Agreement or the exhibits or schedules hereto, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading.

     (n) ROI has not retained any broker, finder or agent, nor has any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     (o) Except as agreed herein and in the Escrow Agreement, the shares of ROI Common Stock to be issued in connection with the Merger, when delivered hereunder, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

     6.   REPRESENTATIONS  AND  WARRANTIES  OF  S.A.F.E.   AND  THE  CONTROLLING
          SHAREHOLDERS.

     S.A.F.E. and each of the Controlling Shareholders respectively (and not jointly) represents and warrants to ROI that the following representations and warranties pertaining to S.A.F.E. and each such individual Controlling Shareholder are true and correct in all material respects as of the Closing:

     (a) S.A.F.E. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Complete and correct copies of S.A.F.E.'s charter documents and all amendments thereof to date, certified by the Secretary of State of Illinois, and the by-laws, as amended to date, certified by an officer of S.A.F.E. will be delivered to ROI at the Closing.

     (b) S.A.F.E. and the Controlling Shareholders have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Employment Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by S.A.F.E.'s Board of Directors and the S.A.F.E. Shareholders and no other corporate or other proceedings on the part of S.A.F.E. or the S.A.F.E. Shareholders are necessary to authorize this Agreement and the Employment Agreement or to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by S.A.F.E. and the Controlling Shareholders and constitutes a valid and binding agreement of S.A.F.E. and the Controlling Shareholders, enforceable against S.A.F.E. and the Controlling Shareholders in accordance with its terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

     (c) Neither the execution, delivery or performance of this Agreement or the Employment Agreement, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of S.A.F.E., (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of S.A.F.E. pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which S.A.F.E. is a party or by which it is bound or (iv) to the best knowledge of S.A.F.E., violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to ROI or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

     (d) Prior to the Closing, S.A.F.E. shall provide ROI with a list of all shareholders of S.A.F.E. containing the name, address, social security number, and number of S.A.F.E. shares owned by each shareholder immediately prior to the Closing (the "S.A.F.E. Shareholder List"). The S.A.F.E. Shareholder List will contain a complete and accurate listing of all outstanding shares and other securities of S.A.F.E. of any kind, whether debt or equity. There are no outstanding options or warrants of any kind for the purchase of shares or any other securities of S.A.F.E., whether debt or equity.

     (e) S.A.F.E. and the S.A.F.E. Shareholders have the requisite authority and capacity to perform the Merger.

     (f) The Controlling Shareholders are the owners of record of over 80% of the S.A.F.E. Common Stock and are entitled to transfer such S.A.F.E. Common Stock in accordance herewith.

     (g) By virtue of acquiring the S.A.F.E. Common Stock hereunder, ROI shall be entitled to any and all rights and privileges to which the S.A.F.E. Shareholders are entitled by virtue of owning the S.A.F.E. Common Stock.

     (h) Other than the S.A.F.E. Common Stock as shown on the S.A.F.E. Shareholder List, each of the S.A.F.E. Shareholders owns no other shares of common stock of S.A.F.E. and has not transferred or caused S.A.F.E. to issue any shares of common stock of S.A.F.E. to anyone else.

     (i) There is no material litigation pending or threatened against or relating to the S.A.F.E. Shareholders, or any of them, that would affect the S.A.F.E. Common Stock or the transaction contemplated by this Agreement.

     (j) There is no effective order, decree or judgment of any court to which the S.A.F.E. Shareholders, or any of them, are a party that would affect the S.A.F.E. Common Stock or the transaction contemplated by this Agreement.

     (k) The S.A.F.E. Shareholders have good title to the S.A.F.E. Common Stock to be transferred pursuant to this Agreement; such S.A.F.E. Common Stock are validly issued and outstanding, and are paid for in full; and each of the S.A.F.E. Shareholders has full legal right, power and authority to sell, assign and transfer the S.A.F.E. Common Stock to ROI pursuant to this Agreement.

     (l) Schedule E, which is attached hereto and thereby made an integral part hereof, contains the unaudited financial statements of S.A.F.E. for the fiscal years ended December 31, 1999, and 2000. All such financial statements are accurate and complete in all material respects. Except as disclosed on Schedule E, there is no material litigation pending or threatened against S.A.F.E. and there are no delinquent taxes of any kind. Schedule E-1, which is attached hereto and thereby made an integral part hereof, contains a list of the intellectual property of S.A.F.E. indicating whether or not each such item of intellectual property is reflected on the Balance Sheet. Except as noted on said Schedule E-1, S.A.F.E. is the owner of all such intellectual property and has granted no rights of any kind related to the intellectual property to any other party except for licenses granted in the ordinary course of business and said licenses are listed on Schedule E-1. Schedule E-2, which is attached hereto and thereby made an integral part hereof, contains a list of tangible assets of S.A.F.E. whether or not such assets are reflected on the Balance Sheet. Except as set forth in Schedule E-2, none of the personal property listed therein is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement. Except as noted on Schedule E-2, S.A.F.E. is the owner of all such assets and has granted no rights of any kind related to the assets to any other party. Except as noted on the Schedules, S.A.F.E. has good, valid and marketable title to all of its property and assets (whether real, personal or mixed and whether tangible or intangible) free and clear of all liens. S.A.F.E. does not own any real property.

     (m) Schedule F attached hereto contains a correct and complete list of every written contract, agreement, relationship or commitment, and every material oral contract, commitment, agreement or relationship, to which the Company is a party or by which the Company is bound (collectively, the "Material Contracts"). True and complete copies of all Material Contracts have been furnished to ROI. Except as set forth on Schedule F, (a) all of the Material Contracts are in full force and effect, (b) S.A.F.E. is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by S.A.F.E., under any Material Contract or any other obligation owed by S.A.F.E., and (c) to the knowledge of S.A.F.E. and the S.A.F.E. Shareholders, no event has occurred which with the giving of notice or the passage of time or both would constitute such a default by any other party to any such Material Contract or obligation. S.A.F.E. does not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due), except (a) liabilities and obligations under Material Contracts or other liabilities and obligations described on the attached Schedule F, (b) liabilities and obligations included in the financial statements on Schedule E, and (c) liabilities and obligations which have arisen after December 31, 2000, in the ordinary course of business, consistent with past custom and practice (none of which is a liability resulting from breach of contract, environmental matters, breach of warranty tort, infringement, claims or lawsuits).

     (n) S.A.F.E. (i) has timely filed all Tax Returns (as hereinafter defined) required to be filed by it for all periods ending on or prior to the Closing, and such tax returns are true, correct and complete in all material respects,
(ii) has duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Closing (whether or not shown on any Tax Return), and (iii) has not filed for an extension to file any Tax Return not yet filed. No claim has been made by any authority in a jurisdiction where S.A.F.E. does not file a Tax Return that S.A.F.E. is or may be subject to tax in such jurisdiction. No waivers of statutes of limitation have been given by or requested with respect to any Taxes of S.A.F.E. S.A.F.E. has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the S.A.F.E. Financial Statements are adequate to cover all Taxes for all periods ending on or prior to December 31, 2000, and there are no liens for Taxes upon any property or asset of S.A.F.E., except for liens for Taxes not yet due. S.A.F.E. has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

     (o) Any and all securities issued by S.A.F.E. have been issued in compliance with Federal and State securities laws. Any and all filings required any governmental authority have been filed by S.A.F.E. on a timely basis and such filings are true and correct in all material respects.

     (p) S.A.F.E. does not have, directly or indirectly, any ownership interest in any other entity.

     (q) Since December 31, 2000, S.A.F.E. has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or business prospects of S.A.F.E.. Without limitation of the foregoing and except as described herein, since December 31, 2000, and through the Closing Date, S.A.F.E. has not and will not have:

          (i) sold, assigned or transferred any of the assets of its business or mortgaged, pledged or subjected them to any Lien, charge or other restriction;

          (ii) sold, assigned, transferred, abandoned or permitted to lapse any licenses or permits which, individually or in the aggregate, are material to its business or any portion thereof, or any of the intellectual property or other intangible assets, or disclosed any material proprietary confidential information to any person, granted any license or sublicense of any rights under or with respect to any intellectual property;

          (iii) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement;

          (iv) conducted its cash management customs and practices (including the timing of collection of receivables and payment of payables and other current liabilities) and maintained its books and records other than in the usual and ordinary course of business consistent with past custom and practice;

          (v) made any loans or advances to, or guarantees for the benefit of, or entered into any transaction with any employee, officer or director;

          (vi) suffered any material loss, damage, destruction or casualty loss to its business or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business;

          (vii) declared, set aside or paid any dividend or distribution of cash or other property to any stockholder or purchased, redeemed or otherwise acquired any shares of its capital stock, or made any other payments to any stockholder;

          (viii) amended or authorized the amendment of its charter documents or by-laws;

          (ix) made any capital expenditures or commitments therefor in excess of $10,000;

          (x) paid any bonuses or compensation other than regular salary payments, or increased the salaries, or paid any debt, to any stockholder, director, officer, or employee, or entered into any employment, severance, or similar contract with any director, officer, or employee;

          (x) changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into such capital stock; granted any registration rights; purchased, redeemed retired, or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

          (xi) cancelled or waived any claims or rights with a value in excess of $10,000;

          (xii) materially changed its accounting methods;

          (xiii) entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice; or

          (xiv) committed to any of the foregoing.

     (r) S.A.F.E. has not at any time made or committed to make any payments for illegal political contributions or made any bribes, kickback payments or other illegal payments.

     (s) Schedule G attached hereto contains a correct and complete list setting forth (a) the name, job title, accrued vacation and original date of employment for each employee of S.A.F.E., and (b) the names for all independent contractors who render services on a regular basis to S.A.F.E. No employee or independent contractor of S.A.F.E. has received any bonus or increase in compensation and there has been no general increase in the compensation or rate of compensation payable to any employees or independent contractors of S.A.F.E. since December 31, 2000, nor has there been any change in any Employee Benefit Plan or any promise by S.A.F.E. to employees or independent contractors orally or in writing of any bonus or increase in compensation or a general increase or change in any Employee Benefit Plan, whether or not legally binding. S.A.F.E. is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents or dealers, or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. No strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred during S.A.F.E.'s operation of its business, or is pending or, to the knowledge of S.A.F.E. and the S.A.F.E. Shareholders, threatened against S.A.F.E.; nor does S.A.F.E. or the S.A.F.E. Shareholders know any basis for any such allegation, charge, or complaint. S.A.F.E. has materially complied with all applicable legal requirements relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the withholding and payment of social security, unemployment and other Taxes. There are no administrative charges or court complaints pending or, to the knowledge of

S.A.F.E. and the S.A.F.E. Shareholders, threatened against S.A.F.E. before the U.S. Equal Employment Opportunity Commission or any Governmental Entity concerning alleged employment discrimination or any other matters relating to the employment of labor; there is no unfair labor practice charge or complaint relating to the business of S.A.F.E. pending or, to the knowledge of Company and the S.A.F.E. Shareholders, threatened against S.A.F.E. before the National Labor Relations Board or any similar state or local body; and, to the knowledge of S.A.F.E. and the S.A.F.E. Shareholders, no such charges or complaints have been brought against S.A.F.E..

     (t) Schedule H is a complete and accurate list of the company names, contact names, addresses, phone and facsimile numbers of all customers of S.A.F.E. who have purchased services and/or goods from S.A.F.E. since inception and all of the sales prospects of S.A.F.E., and S.A.F.E. will deliver to Purchaser within ten (10) days after the Closing an updated list of all customers and prospects with any and all information S.A.F.E. has regarding such customers and prospects. S.A.F.E. has not received any written or, to the knowledge of S.A.F.E. and S.A.F.E. Shareholders, oral notice, and S.A.F.E. does not have any knowledge, that any customer of S.A.F.E. intends to discontinue or substantially diminish or change its relationship with S.A.F.E. on account of the transactions contemplated herein or otherwise.

     (u) None of S.A.F.E., the S.A.F.E. Shareholders, or any of their affiliates has employed or used the services of any finder or broker in connection with the transactions contemplated herein.

     7. CONDITIONS PRECEDENT TO CLOSING. The parties covenant and agree that the Closing of the Merger shall be subject to the fulfillment of each of the following covenants and agreements, each of which constitutes a condition precedent to the obligations of the parties hereunder:

     (a) The shareholders holding at least 65% of the outstanding shares of common stock of ROI shall have approved the Merger.

     (b) S.A.F.E. shall make available to ROI any and all data, records, and other information as ROI, in its sole discretion, deems necessary to perform due diligence prior to the Closing and said Closing shall be contingent upon ROI's approval based on the results of said due diligence.

     (c) At the Closing, Beiermann shall enter into the Employment Agreement with ROI.

     (d) At the Closing, the S.A.F.E. Shareholders and ROI shall enter into the Escrow Agreement.

     8. Legend on Shares; Piggyback Registration. Each certificate for shares of ROI Common Stock issued hereunder, unless at the time of exercise such shares are registered under the Act, shall bear the following legend (and any additional legend required by the any national securities exchanges upon which such shares may, at the time of such exercise, be listed or under applicable securities laws):

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of in the absence of registration under said Act and all other applicable securities laws, unless an exemption from registration is available.

The S.A.F.E. Shareholders agree to hold the shares of ROI Common Stock for a minimum of two (2) years after the Closing. Except for the foregoing minimum holding period, the S.A.F.E. Shareholders shall have unlimited piggyback registration rights for any shares of ROI Common Stock issued hereunder. If, after the foregoing minimum holding period, ROI at any time proposes for any reason to register any of its securities under the Securities Act of 1933, as amended (the "Act"), it shall each such time promptly give written notice to the S.A.F.E. Shareholders of its intention to do so, and upon the written request, given within thirty (30) days after receipt of any such notice, of any of the S.A.F.E. Shareholders to register any shares of ROI Common Stock held by any of them, ROI shall cause all such shares to be registered under the Act, all to the extent requisite to permit the sale or other disposition by any of the S.A.F.E. Shareholders of the shares respectively held by them so registered. ROI, at its sole expense, shall take all actions required and prepare and file any and all documents required under the Act or any other securities or "blue sky" laws of any jurisdictions reasonably requested by the S.A.F.E. Shareholders or by the Securities and Exchange Commission or any other regulatory agency.

     9. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto.

     10. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     11. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

     12. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     13. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any conflict of law provisions. Any litigation to enforce or interpret this Agreement shall take place in the state courts of Cobb County, Georgia, or the federal courts for the Northern District of Georgia.

     15. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.

                                        RETURN ON INVESTMENT CORPORATION

Attest: /s/ Norm Hayes                  By: /s/
        -----------------------------       ----------------------------------
   Its: Secretary                       Its: President
        -----------------------------        ---------------------------------

(CORPORATE SEAL]

                                        S.A.F.E. ACQUISITION CORPORATION

Attest: /s/ Norm Hayes                  By: /s/
        -----------------------------       ----------------------------------
   Its: Secretary                       Its: President
        -----------------------------        ---------------------------------

[CORPORATE SEAL]

                                        S.A.F.E. SYSTEMS, INC.

Attest: /s/                             By: /s/
        -----------------------------       ----------------------------------
   Its: Secretary                       Its: CEO
        -----------------------------        ---------------------------------

[CORPORATE SEAL]

                                        CONTROLLING SHAREHOLDERS:

                                        /s/ DENISE BEIERMANN          (SEAL)
                                        --------------------------------------
                                        DENISE BEIERMANN

                                        /s/ GORD W. JOHNSON           (SEAL)
                                        --------------------------------------
                                        GORD W. JOHNSON

                                        /s/ BRANDON D. LENORE         (SEAL)
                                        --------------------------------------
                                        BRANDON D. LENORE

                                        /s/ JOHN J. SPACCAPANICCIA    (SEAL)
                                        --------------------------------------
                                        JOHN J. SPACCAPANICCIA

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made and entered into as of the 1st day of February, 2001, by and between RETURN ON INVESTMENT CORPORATION, a Delaware corporation ("CORPORATION"), and DENISE BEIERMANN, an individual resident of Illinois ("EMPLOYEE").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Corporation desires to secure the benefits of the background, experience, ability and expertise of Employee and Employee desires to be employed by the Corporation on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1.   DEFINITIONS.

          A. AFFILIATE means any company, corporation, or business entity which directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with the Corporation.

          B. BOARD OF DIRECTORS means the board of directors of the Corporation unless otherwise specified.

          C. BUSINESS shall mean the enterprise operated by Corporation which develops, implements, and markets software programs and services that facilitate the processing of electronic transactions and the connection of real-time devices, data equipment, and computer systems.

          D. COMPETE shall mean, with respect to the Corporation, without limitation: (i) calling on, taking away or accepting as a client or customer, or attempting any of the foregoing, any individual, partnership, corporation, association or other business entity, which was a client or customer of Corporation during the three (3) year period immediately preceding the date hereof; (ii) entering into or attempting to enter into any business substantially similar to or competing in any way with the Business of the Corporation, either alone or in conjunction with any other individual, partnership, corporation or association.

          E. COMPETING BUSINESS shall mean, any person (including Employee), concern or entity which is engaged in or conducts a business, in the United States or any other country in which Corporation has done business with, that is involved in the development and/or marketing of the Products and also any services which are the same as or similar to those offered by Corporation or under development by Corporation at the time of the execution of this

Agreement. Notwithstanding the foregoing, Employee may own up to two (2%) percent of any publicly traded company that would otherwise be considered a Competing Business.

          F. CORPORATION'S POLICIES AND PROCEDURES means the written policies and procedures of the corporation as adopted and amended from time to time.

          G. DIRECTLY OR INDIRECTLY shall mean, in modification of the word "compete," to (i) act as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise that may compete with the Business of Corporation; (ii) participate in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (but only if such stockholder owns five percent (5%) or more of the stock of such entity or enterprise); and (iii) communicate to any such competing entity or enterprise Trade Secret information, as defined below.

          H. DUTIES means the Duties shown on Schedule A, which is attached to this Agreement and thereby made an integral part hereof.

          I. EFFECTIVE DATE means the Effective Date shown on Schedule A.

          J. PRODUCTS shall mean the software and services described on Schedule B attached to this Agreement, including any derivative products, component parts and source codes used in the development of the software or to deliver the services.

          K. SOLICIT shall mean hiring, soliciting, taking away or attempting any of the foregoing with respect to any employee of Corporation, whether on its own behalf or on behalf of any other person or entity, or engaging in or participating in the solicitation of any customer of the Corporation, or any prospect solicited by Corporation, for the sale of the Products or services in competition with the Business conducted by Corporation.

          L. TERM means the period of time commencing with the Effective Date and continuing for a period of three (3) years, unless earlier terminated or extended as provided herein.

          M. TERMINATION WITH CAUSE means the termination of this Agreement and the employment relationship of Employee with the Corporation for good cause, which means only the following: (i) willful dishonesty by Employee towards or deliberate injury or deliberate attempted injury by Employee to the Corporation,
(ii) commission of a felony or other act involving moral turpitude which adversely and materially affects the Corporation, (iii) willful failure or refusal to perform the Duties or implement a directive from the Board of Directors remaining uncured for a period of two (2) weeks after receipt of written notice specifying such failure, (iv) disclosure of Trade Secrets in violation of the terms of this Agreement (v) a disability of Employee, including, but not limited to, drug or alcohol abuse, which prevents Employee from performing the Duties for an uninterrupted period of three (3) consecutive months, or (iv) death of Employee.

          N. TRADE SECRETS shall mean items of confidential information about the Business or the Products, which includes, but is not limited to, the following categories of information relating to the design, development and production of the Products, all of which Seller agrees constitute Trade Secrets of the Business within the ambit of the Georgia Trade Secrets Act of 1990 (collectively, the "TRADE SECRETS"):

               (i) Customer information, such as any compilation of past, existing or prospective customers, any proposals or agreements, the status of customers' accounts or credit, or related information about actual or prospective customers. Proposals for, bids for, or contracts with clients, joint venturers, customers, suppliers, designated agents, designated independent contractors, designated consultants, employees, or other persons or entities with whom Academia conducts any business;

               (ii) Financial information, such as earnings or projected earnings, assets, debts, prices, pricing structure, volumes of purchases or sales or other financial data, whether relating to the Business generally, or to particular projects, products, services, geographic areas, or time periods;

               (iii) Supply and service information, such as goods and services, suppliers' names or addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages, the details of which are not generally known;

               (iv) Marketing information, such as details about ongoing or proposed marketing programs or agreements, customer lists, addresses, telephone numbers and personnel contacts; sales forecasts, results of marketing efforts, and information about impending transactions;

               (v) Personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other employee information;

               (vi) Research and development information, including any and all information related to the Products, such as inventions, innovations and other proprietary information related to the manufacture of technologies facilitating the connection of real-time devices, data equipment and other computer systems, whether or not these technologies have been patented, copyrighted or trademarked, technological and computer information, including discs, files, data base files, tapes or programs, scientific research, memoranda, plans, notes, records, surveys, reports, computations, calculations, renderings, prototypes, models, tests or lab data, sketches, plans, drawings, designs, and other confidential research and development information;

               (vii) Technological processes, applications and innovations utilized in the design and construction of the Products and their component parts, whether or not these processes have been patented, copyrighted or trademarked, including, but not limited to the configuration, production or design of software, computer source codes, computer discs, files, data base files, tapes or programs, and the fabrication of the software medium, including installation or assembly processes, manufacturing procedures or techniques, material and process specifications, mechanical processes, field processes and equipment utilization; and

               (viii) Product Design specifications including software configuration or design, computer programs, database files, drawings, models, prototypes, reports, descriptions of functional specifications, computations, calculations, working papers, documents, instruments, or any other materials related to the design, development or improvement of the Product, including alternative designs not utilized in the Products.

          O. VOLUNTARY TERMINATION means unilateral termination by Employee of her employment with the Corporation prior to the end of the Term and in the absence of a material breach by the Corporation of the terms of this Agreement.

     2. EMPLOYMENT. During the Term, and any renewal thereof, the Corporation agrees to employ Employee as a full-time employee of the Corporation to perform the Duties. Employee agrees to diligently and faithfully perform the Duties and shall: (i) devote all of her time, energy and skill during regular business hours to the performance of the Duties (reasonable vacations, up to two (2) weeks annually, and reasonable absences due to illness excepted), and faithfully and industriously perform the Duties; (ii) diligently follow and implement all management policies and decisions communicated to her; and (iii) timely prepare and forward all reports and accountings as may be requested of Employee. The Corporation, at its sole option and expense, may purchase life insurance on Employee with the Corporation as beneficiary, while Employee is employed by the Corporation.

     3. COMPENSATION AND BENEFITS. The corporation shall compensate Employee and provide the benefits as shown on Schedule A.

     4. NONCOMPETITION. Employee covenants and agrees that during Employee's employment and for a period of one (1) year after any termination of employment for any reason, provided that the Corporation is not in material breach of the terms of this Agreement, Employee shall not directly or indirectly, actively or passively, individually or as an employee of any firm, association, partnership or corporation:

          (i) Engage in the business of operating as a developer, consultant or supplier of software programs that compete with the Products or provide any other products or services to Competing Businesses, which are substantially similar to the Business of the Corporation or services provided by the Employee to or on behalf of the Corporation, and which are competitive with the Business of the Corporation, within the geographic territory in which the Corporation does business; (ii) Solicit or attempt to divert or appropriate to a competing Business, any customers of the Corporation with respect to whom the Employee had contact concerning Business matters of the Corporation while employed by the Corporation; or

          (iii) Solicit or attempt to divert or appropriate to a competing Business, any customers of the Corporation or potential customers with whom the Corporation had direct and substantive contact concerning Business matters of the Corporation while the Employee was employed by the Corporation.

     5. NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. Employee covenants and agrees that during employee's employment and for a period of one (1) year after any termination of employment for any reason, and regardless of Employee's capacity (whether as employee, partner, officer, director or stockholder or otherwise) with respect to any person, firm, association, partnership or corporation, provided that the Corporation is not in material breach of the terms of this Agreement, Employee agrees not to hire, employ, recruit, attempt to employ or hire, or assist others in recruiting or hiring, any person who is or was an employee of Corporation during the time Employee was an employee of the Corporation, in an attempt to have such person work in any other firm, association, partnership, corporation or business engaged in any business similar to the business of the Corporation. It is the intention of the parties that this restriction against solicitation relate only to those geographic areas where the Corporation conducted its Business. The parties further acknowledge and agree that the Corporation has conducted its Business throughout the United States. Thus, it is the intention of the parties that the territorial restriction in this nonsolicitation provision relate to the United States.

     6.   TRADE SECRETS.

          A. Employee acknowledges that he or she has had the opportunity to inspect, gain knowledge of and learn about certain Trade Secrets, both tangible and intangible, of the Business, which Trade Secrets may include, without limitation, patents, copyrights, marks, unpatented research and development, customer and supplier information, financial information, marketing information, books of account, contract forms, computer discs, files and programs, and similar assets. Employee acknowledges that during his or her association with the Business, he or she has acquired Trade Secrets, including research and development, design and manufacturing processes related to software which facilitates electronic transaction processing and the connection of real-time devices, data equipment and computer systems. Employee acknowledges and agrees that he or she has no right or proprietary interest in such property or in the Products, which are specifically defined herein.

          B. Employee acknowledges and agrees that these Trade Secrets are an essential part of the Business; are regarded by the Corporation as secret, confidential, proprietary, unique, and valuable; were acquired or developed to be used in the Corporation at great cost and over a long period of time; derive economic value, actual or potential, for not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from disclosure or use of such items, and that the disclosure of any of these Trade Secrets to anyone other than the Corporation's designated managers, designated agents, designated independent contractors, designated consultants, licensees, or authorized employees will cause the Corporation irreparable financial injury and harm. Similarly, Employee's use of any Trade Secrets in the design or manufacture of similar products, including but not limited to products utilizing software facilitating electronic payment processing and the connection of real-time devices, data equipment and computer systems, will cause the Corporation irreparable financial injury and harm.

          C. Employee shall hold the Trade Secrets in strict confidence and shall not use, reveal, disclose, or divulge the Trade Secrets, directly or indirectly, to any person, firm, company, partnership, agency, corporation, limited liability company, or other entity (including a parent, subsidiary or affiliate of any other such entity), a joint venturer, officer, director, employee, agent, consultant, independent contractor or other representative thereof, or any other individual or entity whatsoever, whether governmental or private, or whether provided prior to or subsequent to the execution of the Contract and this Agreement. Employee's obligation to protect the confidentiality of the Trade Secrets and all other components of the Products, and Employee's obligation to refrain from using the Trade Secrets and all other components of the Products shall survive the termination of the Agreement. In the event of a breach or threatened breach by Seller of any provision of this Agreement, then the Business shall be entitled to the remedies set out in
Section 10 of this Agreement.

          D. Corporation and Employee consider their relationship to be one of utmost confidence with respect to all Trade Secrets. Therefore, upon the execution of this Agreement, Employee shall not publish, divulge or use in any way, commercially or otherwise, directly or indirectly, any information relating to the Trade Secrets of that belong to Corporation, its agents or affiliates, or Trade Secrets or any confidential information conveyed to Employee prior to his or her termination. Except as provided herein, Employee shall hold the Trade Secrets in confidence and shall not use, reveal, disclose, or divulge, directly or indirectly, to any person, firm, company, partnership, agency, corporation, limited liability company, or other entity, whether governmental or private, the Trade Secrets, whether provided prior to or subsequent to the execution of this Agreement. Employee's obligation to protect the confidentiality of the Trade Secrets received hereunder shall survive the termination of this Agreement and any subsequent contract or agreement between the parties, unless Employee is specifically released therefrom by Corporation in writing.

Notwithstanding anything to the contrary contained herein, the Employee shall have no obligation to preserve the confidentiality of any information which (1) was previously known to the Employee free of any obligation to keep it confidential; (2) is disclosed to the Employee by the Corporation without restriction; or (3) is or becomes publicly available or known in the public domain by means of authorized disclosures by the Corporation or by independent development or disclosure by other parties.

          E. The parties acknowledge and agree that the Products and all Trade Secrets are the sole and exclusive property of Corporation. The fact that Employee may have been provided access to certain Trade Secrets, technological processes, designs or innovations, shall give Employee no ownership interest therein whatsoever.

          F. It is the intention of the parties that the restrictions against the misappropriation, use or disclosure of the Trade Secrets set out in this Agreement shall be of unlimited duration. In the event that a Georgia court of competent jurisdiction finds that the restrictions set out in this Agreement are unreasonable because they are of unlimited duration, then the parties shall agree that there will be a fifteen (15) year limitation on the restrictions against misappropriation, use or disclosure of the Trade Secrets disclosed and conveyed to Employee.

     7. RENEWAL AND TERMINATION. This Agreement may be renewed for additional one (1) year terms on the third anniversary of the Effective Date and on each anniversary thereafter, by Employee and the Corporation. Prior to the end of the Term, the Corporation may terminate this Agreement only if such termination is a Termination With Cause, and such termination shall be effective only upon receipt by Employee of written notice from the Board of Directors of the Corporation. Provided that the Corporation is not in material breach of the terms of this Agreement, Employee may not terminate this Agreement during the first three (3) years of the Term. Thereafter, Employee may terminate this Agreement upon the occurrence of: (i) Voluntary Termination, provided Employee shall give the Corporation ninety (90) days prior written notice thereof; or
(ii) a material breach by the Corporation of the terms of this Agreement. Upon any termination of this Agreement, the parties agree that the Corporation shall immediately pay Employee any and all compensation due Employee. Except as provided herein, upon the termination of Employee's employment hereunder, the Corporation shall have no further obligation to Employee with respect to this Agreement.

     8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given and received immediately upon personal delivery or delivery by courier, or if mailed by United States Certified or Registered Mail, postage prepaid on the date of its signed report by the recipient;

          If to Employee:     Denise Beiermann
                              43W107 Ickenham
                              Elgin, IL 60123

          If to Corporation:  Return On Investment Corporation
                              1825 Barrett Lakes Blvd. Suite 260
                              Kennesaw, GA 30144
                              Attn: President
or at such address as may be furnished in writing from time to time by any party hereto to the other party.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any conflict of law provisions. Any litigation to enforce or interpret this Agreement shall take place in the state courts of Cobb County, Georgia, or the federal courts for the Northern District of Georgia.

     10. CERTAIN COVENANTS. Employee acknowledges that a breach by him or her of any of the covenants provided in Sections 4, 5, or 6 hereof will result in irreparable and continuing damage to the Corporation and any breach or threatened breach of any of the covenants provided in Sections 4, 5, or 6 hereof shall be subject to specific performance by temporary as well as permanent injunction or any other equitable remedies of any court of competent jurisdiction. In the event a court of competent jurisdiction determines that Employee has breached any of the foregoing covenants contained in Sections 4, 5, or 6 hereof, Employee shall pay all costs of enforcement of the foregoing covenants including, but not limited to, court costs and reasonable attorney's fees. The parties agree that: (i) the covenants and agreements of Employee contained in Sections 4, 5, and 6 hereof are reasonable necessary to protect the interests of the Corporation in whose favor said covenants and agreements are imposed in light of the nature of the Corporation's business and the professional involvement of Employee in such business, (ii) the restrictions imposed by Sections 4, 5, and 6 hereof are not greater than are necessary for the protection of the Corporation in light of the substantial harm that the Corporation will suffer should Employee breach any of the provisions of said covenants or agreements, (iii) the covenants and agreements of Employee contained in Sections 4, 5, and 6 hereof are material inducements for the Corporation to hire Employee, (iv) the period of restriction and geographical area of restriction contained in Sections 4 and 5 hereof are fair and reasonable in that they are reasonably required for the protection of the Corporation, and
(v) the nature, kind and character of the activities Employee is prohibited to engage in are reasonable and necessary to protect the Corporation in that the Corporation will introduce Employee to its customers, referral sources, supplier relationships and other important aspects of its business. The covenants and agreements on the part of Employee contained in Sections 4, 5, and 6 hereof shall be construed as agreements independent of any other agreement between Employee and the Corporation. The existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of each of such covenants and agreements or otherwise affect the remedies to which the Corporation is entitled hereunder. The provisions of Sections 4, 5, and 6 hereof shall survive the expiration or sooner termination of this Agreement for any reason.

     11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, if the fulfillment of any provision hereof at the time performance of such provision shall be due, shall presently involve transcending the limit of validity prescribed by any applicable law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     12. MODIFICATION. No change, amendment, or modification of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, legal representatives, administrators, successors and assigns.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior understandings, agreements, and correspondence, whether oral or written, related to this subject matter.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized representatives and Employee has executed this Agreement as set forth below.

                                        RETURN ON INVESTMENT CORPORATION

                                        By: ____________________________________
                                             Its: _______________


                                        EMPLOYEE:  DENISE BEIERMAN

                                        __________________________________[SEAL]

                                   SCHEDULE A

     1. DUTIES mean the management and direction of the technical operations of the Corporation's subsidiary known as S.A.F.E. Systems ("Subsidiary") and the performance of such additional duties and responsibilities as may be designated by the President of the Corporation, and shall serve in such other capacities with the Corporation as may be designated by the Board of Directors.

     2. EFFECTIVE DATE shall mean February 1, 2001.

     3. COMPENSATION. The Corporation shall pay, and Employee agrees to accept, as compensation for performance of the Duties hereunder during the Term, the following:

          A. BASE SALARY. Employee shall be paid a Base Salary of at least Eight Thousand Four Hundred Sixteen and 66/100 ($8,416.66) Dollars per month, to be paid in equal semi-monthly installments.

          B. BONUSES. Employee shall receive bonuses as determined by the Corporation in its sole discretion. Such bonuses shall be paid in accordance with the Corporation's Policies and Procedures.

          C. DEDUCTIONS. The Corporation may deduct from Employee's compensation all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding tax requirements.

     4. BENEFITS. In addition to the compensation received by Employee as specified above, Employee shall receive company paid health and dental insurance and all benefits generally available to employees of the Corporation or its Subsidiary.

     5. EXPENSE REIMBURSEMENT. Employee shall be reimbursed in accordance with the Corporation's Policies and Procedures for all reasonable and necessary expenses incurred by her in connection with the performance of her duties of employment hereunder; provided Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with said reimbursement policies.

     6. REPAYMENT OF LOANS. Within thirty (30) days after the Effective Date, the Subsidiary shall deliver a check in the amount of $94,000.00 payable to Employee as payment in full for loans made by Employee to the Subsidiary prior to the Effective Date.

                                   SCHEDULE B

                                    PRODUCTS

The Products shall include those items listed on the attached sheets.

[LOGO]                             END USER PRICES AND TERMS
                                   For more information call 800-396-7641
                                                  WWW.AS400.CC

E-TRANSACTION MIDDLEWARE(SM)

AS/400 CREDIT CARD (ROI CARD & POS-PORT) - FOR ROI JAVACARDTM SEE APPLICABLE PRICE LIST
-------------------------------------------------------------------------------------------------
Series-Item Description                                                               License Fee
-------------------------------------------------------------------------------------------------
 200-003  ROI Card(TM) software license - single AS/400 system - 1 dial-up port -       $15,990
          includes 1 Merchant ID and 1 authorization network (choose 1 from list of supported networks)
-------------------------------------------------------------------------------------------------
 200-004  ROI UltraCard(TM) software license - includes ROI Card and the                $25,990
          processing of financial transactions through ROI Sockets for up to
          8 concurrent users (expandable at additional cost)
-------------------------------------------------------------------------------------------------
 200-008  8 Additional Connections software license - adds up to 8 additional          $995 per
          concurrent users through ROI Sockets for ROI UltraCard financial          8 connections
          transactions on same AS/400
-------------------------------------------------------------------------------------------------
 300-001  AS/400 Support for POS-port(TM) software license for VisaNet                   $5,995
          authorization network ONLY - 1 dial-up port - includes 1 Merchant ID -
          NO upgrade or trade in permitted
-------------------------------------------------------------------------------------------------
 300-002  AS/400 Support for POS-port(TM) software license for VisaNet                   $8,995
          authorization network - upgradable version - 1 dial-up port - includes
          1 Merchant ID - continuous ASUS allows trade in
-------------------------------------------------------------------------------------------------
 300-004  POS-port Amex Module software license - 1 dial-up port - requires              $2,495
          300-001 or 300-002 - Adds ability to handle American Express Corporate
          Cards and settle directly with Amex
-------------------------------------------------------------------------------------------------

AS/400 CONNECTIVITY (ROI SESSIONS PLUS, ROI SOCKETS, AND ROI TCP/REMOTE)
-------------------------------------------------------------------------------------------------
Series-Item Description                                                               License Fee
-------------------------------------------------------------------------------------------------
 100-001  ROI Sessions Plus(TM) software license for serial connectivity to              $7,995
          material handling, distribution, manufacturing, and data collection systems and devices - first port on AS/400 system
-------------------------------------------------------------------------------------------------
 100-014  Polar System(TM) software license - adds to 100-001 the ability to poll      quoted on
          remote sites on a user-defined schedule                                    request plus
                                                                                        100-001
-------------------------------------------------------------------------------------------------
 100-020  Protocol Support software license - adds to 100-001 the ability to             $2,595
          interface with certain devices (check with ROI for appropriate                  plus
          protocol level and license fee) - first port on AS/400 system                  100-001
-------------------------------------------------------------------------------------------------
 200-002  ROI Sockets(TM) software license for TCP/IP sockets connectivity without       $7,995
          complex programming - first connection on AS/400 system
-------------------------------------------------------------------------------------------------
 200-005  ROI TCP/Remote(TM) software license for TCP/IP sockets connectivity            $7,995
          between systems (AS/400 to AS/400 or to non-AS/400) without complex programming - first AS/400
-------------------------------------------------------------------------------------------------

SUPPORT & SERVICES FOR SERIES 100, 200, AND 300 SOFTWARE
-------------------------------------------------------------------------------------------------
Series-Item Description                                                                 Price
-------------------------------------------------------------------------------------------------
 200-MID  Additional Merchant ID - adds another merchant ID to ROI Card                 $250
          (quantity discounts available)                                                each
-------------------------------------------------------------------------------------------------
 800-000  90 Day Warranty includes phone support and implementation assistance,      included in
          24 hours/day, 7 days/week                                                  license fee
-------------------------------------------------------------------------------------------------
 800-001  Annual Support & Update Service (ASUS) includes phone support 24          15% of total
          hours/day, 365 days/year; see ROI Software License Agreement for          license fees
          benefits of continuous ASUS
-------------------------------------------------------------------------------------------------
 800-002  Annual Limited License for non-production AS/400 for                          equals
          backup/development only (includes ASUS) - license expires annually on       production
          production system ASUS expiration date                                     system ASUS
-------------------------------------------------------------------------------------------------
 900-002  Programming Services (at ROI offices) - hourly rate                            $150
                                                                                       per hour
-------------------------------------------------------------------------------------------------
 900-003  Design Services (at ROI offices) - hourly rate                                 $250
                                                                                       per hour
-------------------------------------------------------------------------------------------------
 900-005  On-Site Services (at location other than ROI offices) - rate per day          $1,500
          or portion (plus travel & living)                                             per day
-------------------------------------------------------------------------------------------------
 900-010  On-Site Expenses - travel & living expenses                                   actual
-------------------------------------------------------------------------------------------------

Prices are effective January 1, 2000, are in U.S. dollars, apply only to the United States and Canada, and supersede all previously published prices. Refer to product documentation for specifications, prerequisites, and hardware and software requirements. Fees and specifications are subject to change without notice. Trademarks are the property of their respective owners. All software is licensed by ROI Corporation subject to the terms and conditions of the applicable license agreement provided with each item. License fees include one set of media and documentation and a 90 day limited warranty with telephone support and implementation assistance. Fees do not include shipping and handling charges or applicable taxes. Each License Fee shown is for the first port on a single CPU unless otherwise noted. The

                                     [LOGO]
                          E-TRANSACTION MIDDLEWARE(SM)

800-396-7641 o www.as400.cc
fee for each additional port or connection is discounted if purchased during the initial warranty period or if ROI Annual Support & Update Service has been paid for and in effect without any lapse in coverage.

-------------------------------------------------------------------------------------------------
SERIES-ITEM  DESCRIPTION                                                              LICENSE FEE
-------------------------------------------------------------------------------------------------
 400-001    ROI JavaCard VisaNet1 POS-port Replacement software license for              $5,995
            VisaNet authorization network ONLY - 1 dial-up port -
            includes 1 Merchant ID - NO upgrade or trade in permitted
-------------------------------------------------------------------------------------------------
 400-002    ROI JavaCard VisaNet2 POS-port Replacement software license for              $8,995
            VisaNet authorization network - upgradable version - 1
            dial-up port - includes 1 Merchant ID - continuous ASUS allows trade in
-------------------------------------------------------------------------------------------------
 400-004    ROI JavaCard Amex POS-port Replacement authorization network software        $2,495
            license - 1 dial-up port - requires 400-001 or 400-002 POS-port
            Replacement license
-------------------------------------------------------------------------------------------------
SERIES-ITEM  DESCRIPTION                                                              LICENSE FEE
-------------------------------------------------------------------------------------------------
 400-100    ROI JavaCard Manager software license - single AS/400 system -               $7,995
            prerequisite for authorization network licenses (one or more must be added)
-------------------------------------------------------------------------------------------------
 400-2XX    ROI JavaCard host authorization network software license - 1 dial-           $7,995
            up connection - includes 1 Merchant ID - requires 400-100 ROI
            JavaCard Manager (choose 1 from list of supported networks)
-------------------------------------------------------------------------------------------------
 400-3XX    ROI JavaCard terminal authorization network software license - 1             $7,995
            dial-up connection - includes 1 Merchant ID - requires 400-100
            ROI JavaCard Manager (choose 1 from list of supported networks)
-------------------------------------------------------------------------------------------------
 400-4XX    ROI JavaCard leased line authorization network software license -            $9,995
            1 connection - includes 1 Merchant ID - requires 400-100 ROI
            JavaCard Manager (choose 1 from list of supported networks)
-------------------------------------------------------------------------------------------------
 400-600    ROI JavaCard Ultra Manager software license - single AS/400 -               $10,000
            includes 8 incoming connections - requires 400-100 ROI JavaCard
            Manager & authorization network license(s)
-------------------------------------------------------------------------------------------------
 400-608    ROI JavaCard Ultra software license for up to 8 additional                     $995
            concurrent incoming connections to same AS/400 - requires
            400-600 ROI JavaCard Ultra Manager and its prerequisites
-------------------------------------------------------------------------------------------------
 400-701    ROI JavaCard Interleaving software license - single AS/400 -                 $5,995
            requires 400-100 ROI JavaCard Manager & authorization network license(s) allowing interleaving
-------------------------------------------------------------------------------------------------
 400-710    ROI JavaCard Signature Capture software license - single AS/400 -            $7,995
            requires 400-100 ROI JavaCard Manager & authorization network license(s)
-------------------------------------------------------------------------------------------------
SERIES-ITEM  DESCRIPTION                                                               PRICE
-------------------------------------------------------------------------------------------------
 400-900    90 Day Warranty includes phone support and implementation assistance,     included
            24 hours/day, 7 days/week                                                in license
                                                                                        fee
-------------------------------------------------------------------------------------------------
 400-901    Annual Support & Update Service (ASUS) includes phone support 24           15% of
            hours/day, 365 days/year; see ROI Software License Agreement            license fees
            for benefits of continuous ASUS total
-------------------------------------------------------------------------------------------------
 400-902    Annual Limited License for non-production AS/400 for                       equals
            backup/development only  (includes ASUS) - license expires               production
            annually on production system ASUS expiration date                      system ASUS
-------------------------------------------------------------------------------------------------
 400-903    Programming Services (at ROI offices) - for Series 400 ROI JavaCard         $150
            software - hourly rate                                                    per hour
-------------------------------------------------------------------------------------------------
 400-904    Design Services (at ROI offices) - for Series 400 ROI JavaCard              $250
            software - hourly rate                                                    per hour
-------------------------------------------------------------------------------------------------
 400-905    On-Site Services (at location other than ROI offices) - for Series         $1,500
            400 ROI JavaCard software - rate per day or portion (plus                 per day
            travel & living)
-------------------------------------------------------------------------------------------------
 400-910    On-Site Expenses - travel & living expenses                                actual
-------------------------------------------------------------------------------------------------
 400-950    ROI JavaCard Additional Merchant ID - adds 1 merchant ID to any ROI         $150
            JavaCard system  - one-time charge for processing and setup e                ach
-------------------------------------------------------------------------------------------------

Prices are effective October 1, 1999, are in U.S. dollars, apply only to the United States and Canada, and supersede all previously published prices. Refer to product documentation for specifications, prerequisites, and hardware and software requirements. Fees and specifications are subject to change without notice. Trademarks are the property of their respective owners. All software is licensed by ROI Corporation subject to the terms and conditions of the applicable license agreement provided with each item. License fees include one set of media and documentation and a 90 day limited warranty with telephone support and implementation assistance. Fees do not include shipping and handling charges or applicable taxes.

                                     [LOGO]
                          E-TRANSACTION MIDDLEWARE(SM)

800-396-7641 o www.as400.cc

S.A.F.E.
[LOGO]         901 NORTH BATAVIA AVENUE
               BATAVIA, ILLINOIS  60510
               800.366.8244

                       PRICING - PROFESSIONAL SERVICES AND
                             TRANSACTION PROCESSING

SYSTEM PROGRAMMING
--------------------------------------------------------------------------------
DESCRIPTION                                        PROFESSIONAL FEES
--------------------------------------------------------------------------------
NETWORK - LAN                                      $65 - 75/HOUR
--------------------------------------------------------------------------------
NETWORK - WAN                                      $65 - 80/HOUR
--------------------------------------------------------------------------------
OPERATING SYSTEMS - MVS/VSE/VM, TANDEM, STRATUS    $80 - 110/HOUR
--------------------------------------------------------------------------------
OPERATION SYSTEMS - AS/400, UNIX, AIX              $65 - 80/HOUR
--------------------------------------------------------------------------------
DATABASE ADMINISTRATION - DB2, SYBASE,             $80 - 110/HOUR
INFORMIX, ORACLE, ENFORM
--------------------------------------------------------------------------------
DATABASE MODELING                                  $80 - 110/HOUR
--------------------------------------------------------------------------------

APPLICATION PROGRAMMING
--------------------------------------------------------------------------------
DESCRIPTION                                        PROFESSIONAL FEES
--------------------------------------------------------------------------------
SQL SERVER                                         $65 - 75/HOUR
--------------------------------------------------------------------------------
COBOL - AS/400, MVS, VSE, UNIX                     $65 - 80/HOUR
--------------------------------------------------------------------------------
C-LANGUAGE, C++, VB,                               $80 - 110/HOUR
--------------------------------------------------------------------------------
JAVA, HTML, CGI                                    $65 - 80/HOUR
--------------------------------------------------------------------------------
BAL, TAL                                           $80 - 110/HOUR
--------------------------------------------------------------------------------
POINT-OF-SALE - IBM 4680/4690, NCR, PICK           $80 - 110/HOUR
--------------------------------------------------------------------------------

OPERATIONAL SUPPORT
--------------------------------------------------------------------------------
DESCRIPTION                                        PROFESSIONAL FEES
--------------------------------------------------------------------------------
OPERATIONS - MVS/VSE/AS400/UNIX                    $65 - 75/HOUR
--------------------------------------------------------------------------------
PAYROLL - APPLICATION SUPPORT                      $80 - 110/HOUR
--------------------------------------------------------------------------------
WAREHOUSE - APPLICATION SUPPORT                    $65 - 80/HOUR
--------------------------------------------------------------------------------
NETWORK                                            $80 - 110/HOUR
--------------------------------------------------------------------------------

TRANSACTION PROCESSING
--------------------------------------------------------------------------------
DESCRIPTION                                        PROFESSIONAL FEES
--------------------------------------------------------------------------------
GIFT CARD/STORED-VALUE CARD/LOYALTY CARD           INCLUDES TRANSACTION FEE AND
                                                   DISCOUNT RATE
--------------------------------------------------------------------------------
CREDIT/DEBIT/ACH PROCESSING                        INCLUDES TRANSACTION FEE AND
                                                   DISCOUNT RATE
--------------------------------------------------------------------------------

                                   SCHEDULE B
                                   ----------
              TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of the ____ day of _________, _____, by and among RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ROI"), whose address is 1825 Barrett Lakes Blvd., Suite 260, Kennesaw, GA 30144, Denise Beiermann, an individual resident of Illinois ("Beiermann"), whose address is 43W107 Ickenham, Elgin, IL 60123, Gordon W. Johnson, an individual resident of Illinois ("Johnson"), whose address is 937 Heathrow Lane, Naperville, IL 60540, Brandon D. Lenore, an individual resident of Illinois ("Lenore"), whose address is 14805 South Homan Avenue, Midlothian, IL 60445, and John J. Spaccapaniccia, an individual resident of Illinois ("Spaccapaniccia"), whose address is 2245 Stonehaven Drive, Plainfield, IL 60544, (Beiermann, Johnson, Lenore, and Spaccapaniccia, collectively referred to as the "Shareholders" and individually referred to as a "Shareholder").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, ROI and the Shareholders have entered into that certain Agreement and Plan of Merger and Exchange of Stock dated _____________________ (the "Merger Agreement") under the terms of which the Shareholders received a total of 400,000 shares (subject to adjustment as defined therein) of the $.01 par value common stock of ROI as restricted in accordance with securities laws, ROI's bylaws, and this Agreement (the "ROI Common Stock"); and

     WHEREAS, the parties agree that a portion of the ROI Common Stock shall be held in escrow and released to the Shareholders in accordance with the terms, provisions, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1. ESCROW. The number of shares of ROI Common Stock referred to throughout this Agreement shall be adjusted from time to time to reflect any stock splits or stock dividends or reclassification of capital structure. Of the total of 400,000 shares of ROI Common Stock issued to the Shareholders, 300,000 shares were ordered to be delivered to the Shareholders as of the Closing (as defined in the Merger Agreement), and 100,000 shares owned by the Shareholders as follows: 77,000 shares by Beiermann, 10,000 shares by Johnson, 10,000 shares by Spaccapaniccia, and 3,000 shares by Lenore (collectively the "Escrowed Shares") shall be held in escrow by ROI to be released according to the terms of Section 2 of this Agreement. ROI agrees to hold the same and to perform the duties required hereunder.

     2. RELEASE OF SHARES. Within 30 days after the issuance of ROI's audited financial statements for the fiscal year ending June 30, 2002, if at least $5,000,000 has been contributed to ROI's net revenue by S.A.F.E. Systems software and services (excluding equipment sales) for the period commencing with the effective date of the merger consummated under the terms of the Merger Agreement and ending on June 30, 2002, the Escrowed Shares shall be released by ROI (adjusted from time to time to reflect any other splits or stock dividends or reclassification of capital structure) to the Shareholders. If the Escrowed Shares are not released, they shall be repurchased from the Shareholders by ROI at par value and returned to the Treasury of ROI. If any entity proposes to acquire ROI prior to the release or repurchase of the Escrowed Shares, the Escrowed Shares shall be released to the Shareholders prior to or at the closing of such acquisition.

     3. RIGHTS AND PRIVILEGES. Except for the proxy granted by the Shareholders under the terms of the Merger Agreement, the Shareholders shall enjoy all of the rights and privileges related to the Escrowed Shares unless and until any of the Escrowed Shares are returned to the Treasury as described in Section 2 hereof, including, but not limited to, any and all voting rights and dividends, provided, however, that any Escrowed Shares that have not yet been released to the Shareholders and any rights or privileges associated therewith may not be sold, transferred, or pledged.

     4. LEGEND ON SHARES; PIGGYBACK REGISTRATION. Each certificate for shares of ROI Common Stock issued hereunder, unless at the time of exercise such shares are registered under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend (and any additional legend required by the any national securities exchanges upon which such shares may, at the time of such exercise, be listed or under applicable securities laws):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of in the absence of registration under said Act and all other applicable securities laws, unless an exemption from registration is available.

     The Shareholders agree to hold the Escrowed Shares released hereunder for a minimum of one (1) year after the release of such shares. Except for the foregoing minimum holding period, the Shareholders shall have unlimited piggyback registration rights for any shares of ROI Common Stock issued hereunder. If ROI at any time proposes for any reason to register any of its securities under the Act, it shall each such time promptly give written notice to the Shareholders of its intention to do so, and upon the written request, given within thirty (30) days after receipt of any such notice, of any of the Shareholders to register any shares of ROI Common Stock held by any of them, ROI shall cause all such shares to be registered under the Act, all to the extent requisite to permit the sale or other disposition by any of the Shareholders of the shares respectively held by them so registered. ROI, at its sole expense, shall take all actions required and prepare and file any and all documents required under the Act or any other securities or "blue sky" laws of any jurisdictions reasonably requested by the Shareholders or by the Securities and Exchange Commission or any other regulatory agency.

     5. FURTHER ACTION. At any time and from time to time the parties to this Agreement agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     6. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above, or to such other addresses as may be furnished in writing from time to time by any party hereto to the other parties.

     7. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto.

     8. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     9. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, heirs, successors and assigns of such party.

     10. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     11. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     13. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.

                                        RETURN ON INVESTMENT CORPORATION


Attest: ________________________        By: ______________________________
     Its: ______________________             Its: ________________________

[CORPORATE SEAL]

                                        SHAREHOLDERS:

                                        __________________________________(SEAL)
                                        DENISE BEIERMANN


                                        __________________________________(SEAL)
                                        GORDON W. JOHNSON


                                        __________________________________(SEAL)
                                        BRANDON D. LENORE


                                        __________________________________(SEAL)
                                        JOHN J. SPACCAPANICCIA

                                   SCHEDULE C
                                   ----------
              TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                                      PROXY
                                      -----

To the Board of Directors of RETURN ON INVESTMENT CORPORATION (the "Company"):


The undersigned, with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, hereby grants the President of the Company an irrevocable proxy to vote such shares from the date hereof through June 30, 2002, at any and all meetings of the shareholders of the Company. This Proxy shall expire at midnight on June 30, 2002. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares represented by this Proxy and, filing this Proxy with the Secretary of the Company gives notice of such revocation.


_____________________________           ____________________________________
DATE                                    NUMBER OF SHARES HELD


_____________________________           ____________________________________
SIGNATURE                               SIGNATURE IF JOINTLY HELD


_____________________________           ____________________________________
PRINT NAME                              PRINT NAME IF JOINTLY HELD

                                   SCHEDULE E
                                   ----------
           TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
           -----------------------------------------------------

                              S.A.F.E. Systems Inc.
                            Balance Sheet 01/09/2001
                             As of December 31, 1999

                                                                    Dec 31, '99
                                                                   ------------
ASSETS
   Current Assets
      Checking/Savings
         Bank Fund Transfers                                           8,725.33
         Office Account                                                6,199.23
         SAFE ACC1                                                   308,955.81
         Silicon Valley Bank                                          96,250.15
         SVB Treasury Cash Reserve                                   500,000.00
                                                                   ------------
      Total Checking/Savings                                         920,130.52
      Accounts Receivable
         Accounts Receivable                                         167,761.71
                                                                   ------------
      Total Accounts Receivable                                      167,761.71
      Other Current Assets
         Undeposited Funds                                             1,120.00
                                                                   ------------
      Total Other Current Assets                                       1,120.00
                                                                   ------------
   Total Current Assets                                            1,089,012.23

   Fixed Assets
      Computer Hardware
         3-Year Computer Hardware                                     12,145.58
         5-Year Computer Hardware                                     23,943.23
         Computer Hardware - Other                                     2,700.06
                                                                   ------------
      Total Computer Hardware                                         38,788.87

      Computer Software                                                  233.26
      Furniture                                                       43,191.71
      Leasehold Improvement                                           35,305.62
                                                                   ------------
   Total Fixed Assets                                                117,519.46
   Other Assets
      Accumulated Amortization
         A.A. - Leasehold                                             (1,779.82)
                                                                   ------------
      Total - Accumulated Amortization                                (1,779.82)

      Prepaid Components
         McPass Plastics                                               5,719.01
         Tranz 330                                                     5,100.00
         Tranz 380                                                    10,150.00
         Tranz Pak                                                    64,448.00
         Prepaid Components - Other                                    8,616.42
                                                                   ------------
      Total Prepaid Components                                        94,033.43

      Accumulated Depreciation
         Computer Hardware                                            (5,540.70)
         Computer Software                                               (27.09)
         Furniture                                                    (3,143.50)
                                                                   ------------
      Total Accumulated Depreciation                                  (8,711.29)

      Security Deposits                                                8,750.00
                                                                   ------------
   Total Other Assets                                                 92,292.32
                                                                   ------------
TOTAL ASSETS                                                       1,298,824.01
                                                                   ============
LIABILITIES & EQUITY
   Liabilities
      Current Liabilities
         Accounts Payable
            Accounts Payable                                         178,336.63
                                                                   ------------
         Total Accounts Payable                                      178,336.63
         Other Current Liabilities
            Officer's Payable                                         80,000.00
            Payroll Liabilities                                      145,299.09
                                                                   ------------
         Total Other Current Liabilities                             225,299.09
                                                                   ------------
      Total Current Liabilities                                      403,635.72
      Long Term Liabilities
            Long Term Debt                                           875,000.00
                                                                   ------------
      Total Long Term Liabilities                                    875,000.00
                                                                   ------------
   Total Liabilities                                               1,278,635.72
   Equity
      Additional Paid In Capital                                         100.00
      Common Stock                                                    79,698.00
      Retained Earnings                                               21,349.29
      Net Income                                                     (80,959.00)
                                                                   ------------
   Total Equity                                                       20,188.29
                                                                   ------------
TOTAL LIABILITIES & EQUITY                                         1,298,824.01
                                                                   ============

                              S.A.F.E. Systems Inc.
                           Profit and Loss 01/09/2001
                          January through December 1999

                                                                  Jan - Dec '99
                                                                   ------------
Ordinary Income/Expense
      Income
        Consulting Income                                          2,297,356.22
        Reimbursed Expenses                                          113,039.00
                                                                   ------------
      Total Income                                                 2,410,395.22
                                                                   ------------
   Gross Profit                                                    2,410,395.22
   Expense
      Advertising
         Business                                                      1,807.39
         Charitable                                                    3,843.75
         Employment                                                      197.40
         Product                                                       1,647.75
         Advertising - Other                                             154.00
                                                                   ------------
      Total Advertising                                                7,650.29

      Amortization
         Leasehold Improvements                                        1,779.82
                                                                   ------------
      Total Amortization                                               1,779.82

      Bad Debt                                                        44,000.00
      Bank Service Charges                                             2,241.36
      Cash Discounts                                                  (2,149.15)
      Communications
         Cell Phone                                                    8,185.36
         Dedicated Access                                                853.61
         Long Distance                                                10,722.89
         Communications - Other                                      179,254.71
                                                                   ------------
      Total Communications                                           199,016.57

      Computer Insurance/Liability                                       359.68
      Computer Purchases - Misc                                        4,251.82
      Computer Support                                                 6,791.44
      Contractor                                                       3,732.07
      Contributions                                                    2,086.27
      Copies                                                             696.77
      Depreciation Expense
         Computer Hardware                                             5,257.38
         Furniture                                                     3,143.50
         Software                                                         27.09
                                                                   ------------
      Total Depreciation Expense                                       8,427.97

      Dues and Subscriptions                                           4,700.00
      Equipment Rental                                                72,094.80
      Insurance
         Cobra                                                         1,560.44
         Health Insurance                                             81,500.84
         Work Comp                                                       364.68
                                                                   ------------
      Total Insurance                                                 83,425.96

      Licenses & Permits                                                  70.00
      Office Supplies                                                  8,666.28
      Payroll Expenses
         Employee Incentive                                          142,961.96
         Outside Consulting Fees                                     144,080.00
         Temporary Employees                                          56,799.50
         Payroll Expenses - Other                                  1,432,900.99
                                                                   ------------
      Total Payroll Expenses                                       1,776,742.45

      Postage and Delivery                                             9,702.10
      Printing and Reproduction                                          748.44
      Professional Fees
         Accounting                                                   13,574.86
         Legal Fees                                                   23,422.22
         Professional Fees - Other                                     1,320.00
                                                                   ------------
      Total Professional Fees                                         38,317.08

      Rent                                                            92,817.41
      Repairs
         Building Repairs                                                885.86
         Equipment Repairs                                               187.75
                                                                   ------------
      Total Repairs                                                    1,073.61

      Taxes
         Federal                                                             --
         State                                                           517.00
                                                                   ------------
      Total Taxes                                                        517.00

      Travel & Ent
         Miscellaneous                                                39,970.59
         Investor's Lunch                                                212.87
         Food                                                          1,168.36
         Conferences                                                  11,304.85
         Entertainment                                                 5,818.00
         Meals                                                           500.20
         Travel                                                        2,513.46
         Travel & Ent - Other                                          1,881.19
                                                                   ------------
      Total Travel & Ent                                              63,369.52

      Uncategorized Expenses                                           5,615.62
      Utilities
         Exterminating                                                   274.50
         Gas & Electric                                                5,270.97
         Janitorial Services                                             708.34
         Refuse                                                          242.00
         Water                                                         4,053.56
         Utilities - Other                                             3,052.36
                                                                   ------------
      Total Utilities                                                 13,601.73
                                                                   ------------

      Total Expense                                                2,450,346.91
                                                                   ------------
Net Ordinary Income                                                  (39,951.69)
Other Income/Expense
   Other Expense
      Tuition                                                          5,116.06
      Other Expenses
         Special Reimbursements                                        6,550.00
         Unusual Items                                                29,341.25
                                                                   ------------
      Total Other Expense                                             35,891.25
                                                                   ------------
   Total Other Expenses                                               41,007.31
                                                                   ------------
Net Other Income                                                     (41,007.31)
                                                                   ------------
Net Income                                                           (80,959.00)
                                                                   ============

                              S.A.F.E. Systems Inc.
                       Statement of Cash Flows 01/09/2001
                          January through December 1999

                                                                  Jan - Dec '99
                                                                   ------------
OPERATING ACTIVITIES
   Net Income                                                        (80,959.00)
   Adjustments to reconcile Net Income
   to net cash provided by operations:
       Accounts Receivable                                          (166,786.71)
       Accounts Payable                                              178,280.99
       Officer's Payable                                              30,000.00
       Payroll Liabilities                                           110,141.13
                                                                   ------------
   Net cash provided by Operating Activities                          70,676.41
                                                                   ------------

INVESTING ACTIVITIES
   Computer Hardware                                                  (7,200.06)
   Computer Hardware:3-Year Computer Hardware                        (12,145.58)
   Computer Hardware:5-Year Computer Hardware                        (19,443.23)
   Computer Software                                                    (233.26)
   Furniture                                                         (43,191.71)
   Leasehold Improvement                                             (35,305.62)
   Accumulated Amortization:A.A. - Leasehold                           1,779.82
   Prepaid Components                                                 (8,616.42)
   Prepaid Components:McPass Plastics                                 (5,719.01)
   Prepaid Components:Tranz 330                                       (5,100.00)
   Prepaid Components:Tranz 380                                      (10,150.00)
   Prepaid Components:Transpak                                       (64,448.00)
   Accumulated Depreciation:Computer Hardware                          5,257.38
   Accumulated Depreciation:Computer Software                             27.09
   Accumulated Depreciation:Furniture                                  3,143.50
   Security Deposits                                                  (8,750.00)
                                                                   ------------
Net cash provided by Investing Activities                           (210,095.10)
                                                                   ------------

FINANCING ACTIVITIES
   Long Term Debt                                                    875,000.00
   Treasury Debt                                                      79,698.00
                                                                   ------------
Net cash provided by Financing Activities                            954,698.00

Net cash increase for period                                         815,279.31

Cash at beginning of period                                          105,971.21
                                                                   ------------
Cash at end of period                                                921,250.52
                                                                   ============

                              S.A.F.E. Systems Inc.
                            Balance Sheet 01/09/2001
                             As of December 31, 2000

                                                                   Dec 31, '00
                                                                   ------------
ASSETS
   Current Assets
      Checking/Savings
         Bank Fund Transfers                                           8,725.33
         CB&T Marketier Account                                        2,524.40
         Central Bank & Trust Co.                                         94.46
         Office Account                                                6,199.23
         SAFE ACC1                                                    33,946.53
         Silicon Valley Bank                                            (145.79)
         SVB Treasury Cash Reserve                                        44.88
                                                                   ------------
      Total Checking/Savings                                          51,389.04
      Accounts Receivable
         Accounts Receivable                                         204,492.50
                                                                   ------------
      Total Accounts Receivable                                      204,492.50
   Total Current Assets                                              255,881.54
   Fixed Assets
      Computer Hardware
         3-Year Computer Hardware                                     46,637.25
         5-Year Computer Hardware                                     25,477.48
         Computer Hardware - Other                                     2,700.06
                                                                   ------------
      Total Computer Hardware                                         74,814.79

      Computer Software                                               28,688.51
      Furniture                                                       59,486.03
      Leasehold Improvement                                           35,305.62
                                                                   ------------
   Total Fixed Assets                                                198,294.95
   Other Assets
      Accumulated Amortization
         A.A. - Leasehold                                             (4,952.98)
                                                                   ------------
      Total - Accumulated Amortization                                (4,952.98)

      Prepaid Components
         1200C Controllers                                             6,631.52
         Mag-Tek Card Readers                                          1,464.32
         McPass Plastics                                              10,023.74
         Misc McPass Materials                                         5,351.75
         Tranz 330                                                     5,100.00
         Tranz 380                                                    12,633.68
         Tranz Pak                                                    64,448.00
         Prepaid Components - Other                                   10,812.91
                                                                   ------------
      Total Prepaid Components                                       116,465.92

      Accumulated Depreciation
         Computer Hardware                                           (25,060.35)
         Computer Software                                            (4,068.76)
         Furniture                                                   (11,384.07)
                                                                   ------------
      Total Accumulated Depreciation                                 (40,513.18)

      Security Deposits                                               10,337.08
                                                                   ------------
   Total Other Assets                                                 81,336.84
                                                                   ------------
TOTAL ASSETS                                                         535,513.33
                                                                   ============
LIABILITIES & EQUITY
   Liabilities
      Current Liabilities
         Accounts Payable
            Accounts Payable                                         188,269.36
                                                                   ------------
         Total Accounts Payable                                      188,269.36
         Other Current Liabilities
            A/R Factor                                                76,577.22
            Officer's Payable                                         94,000.00
            Payroll Liabilities                                      133,930.87
            Short Term Loan Payable                                  300,000.00
                                                                   ------------
         Total Other Current Liabilities                             604,508.09
                                                                   ------------
      Total Current Liabilities                                      792,777.45
   Total Liabilities                                                 792,777.45
   Equity
      Additional Paid In Capital                                         100.00
      Common Stock                                                    79,698.00
      Retained Earnings                                              (59,609.71)
      Net Income                                                    (192,452.41)
      Treasury Stock                                                 (85,000.00)
                                                                   ------------
   Total Equity                                                     (257,264.12)
                                                                   ------------
TOTAL LIABILITIES & EQUITY                                           535,513.33
                                                                   ============

                              S.A.F.E. Systems Inc.
                           Profit and Loss 01/09/2001
                          January through December 2000

                                                                  Jan - Dec '00
                                                                   ------------
Ordinary Income/Expense
   Income
      Consulting Income                                            1,431,263.52
      Other Regular Income                                             8,963.43
      Reimbursed Expenses                                             11,413.90
      Software Sales                                               1,350,000.00
      Transaction Processing                                                 --
                                                                   ------------
   Total Income                                                    2,801,640.85
                                                                   ------------
   Gross Profit                                                    2,801,640.85
   Expense
      Advertising
         Business                                                     15,321.30
         Employment                                                       26.75
         Product                                                         309.00
         Advertising - Other                                             125.00
                                                                   ------------
      Total Advertising                                               15,782.05

      Amortization
         Leasehold Improvements                                        3,173.16
         Organizational Costs                                                --
         Patents                                                             --
                                                                   ------------
      Total Amortization                                               3,173.16

      Bad Debt                                                        14,084.40
      Bank Service Charges                                             3,704.18
      Communications
         1-800-conference                                              2,780.88
         Cell Phone                                                   15,597.02
         Dedicated Access                                             29,304.48
         Leased Equipment                                                426.34
         Leased Line                                                   4,985.61
         Long Distance                                                20,377.65
         Transaction Processing                                        5,101.20
         Communications - Other                                       68,548.09
                                                                   ------------
      Total Communications                                           147,121.27

      Computer Purchases - Misc                                        2,557.71
      Computer Support                                                26,582.24
      Contractor                                                         130.00
      Contributions                                                    1,208.14
      Copies                                                             239.85
      Depreciation Expense
         Computer Hardware                                            19,519.65
         Furniture                                                     8,240.57
         Software                                                      4,041.67
                                                                   ------------
      Total Depreciation Expense                                      31,801.89

      Dues and Subscriptions                                           1,037.20
      Equipment Rental                                                82,548.86
      Insurance
         Health Insurance                                            168,164.39
         Liability Insurance                                           1,414.19
         Life Insurance                                                5,344.90
         Work Comp                                                       924.46
                                                                   ------------
      Total Insurance                                                175,847.94

      Interest Expense
         Finance Charge                                                  485.84
         Loan Interest                                                 4,570.82
         Interest Expense - Other                                     50,000.00
                                                                   ------------
      Total Interest Expense                                          55,056.66

      Licenses & Permits                                                 105.00
      Office Supplies
         Office Supplies - Chicago                                     1,188.98
         Office Supplies - Other                                       5,125.02
                                                                   ------------
      Total Office Supplies                                            6,314.00

      Outside Services                                                 1,892.00
      Payroll Expenses
         Employee Incentive                                            4,501.96
         Outside Consulting Fees                                     134,636.63
         Payroll Expenses - Other                                  1,966,131.29
                                                                   ------------
      Total Payroll Expenses                                       2,105,269.88

      Postage and Delivery                                             1,876.65
      Printing and Reproduction                                        2,000.22
      Professional Fees
         Accounting                                                    2,190.00
         Legal Fees                                                   68,116.82
         Professional Fees - Other                                     6,466.00
                                                                   ------------
      Total Professional Fees                                         76,772.82

      Rent                                                           145,051.22
      Repairs
         Building Repairs                                              1,148.54
                                                                   ------------
      Total Repairs                                                    1,148.54

      Travel & Ent
         Miscellaneous                                                 7,806.84
         Investor's Lunch                                              1,137.57
         Food                                                          1,918.46
         Conferences                                                  18,308.45
         Entertainment                                                    53.30
         Meals                                                         4,760.61
         Travel                                                       24,200.41
         Travel & Ent - Other                                          1,099.32
                                                                   ------------
      Total Travel & Ent                                              59,284.96

      Uncategorized Expenses                                                 --
      Utilities
         Gas & Electric                                               20,038.71
         Janitorial Services                                           5,731.00
         Refuse                                                          502.50
         Water                                                           915.70
         Utilities - Other                                                   --
                                                                   ------------
      Total Utilities                                                 27,187.91
                                                                   ------------

      Total Expense                                                2,987,778.75
                                                                   ------------
Net Ordinary Income                                                 (186,137.90)
Other Income/Expense
   Other Income
      Insurance Proceeds                                                 (53.83)
      Other Income
         Unusual Items                                                (2,385.68)
                                                                   ------------
      Total Other Income                                              (2,385.68)

   Total Other Income                                                 (2,439.51)

   Other Expense
      Other Expenses
         Unusual Items                                                 3,875.00
                                                                   ------------
      Total Other Expense                                              3,875.00
                                                                   ------------
   Total Other Expenses                                                3,875.00
                                                                   ------------
Net Other Income                                                      (6,314.51)
                                                                   ------------
Net Income                                                          (192,452.41)
                                                                   ============

                              S.A.F.E. Systems Inc.
                       Statement of Cash Flows 01/09/2001
                          January through December 2000

                                                                  Jan - Dec '00
                                                                   ------------
OPERATING ACTIVITIES
   Net Income                                                       (192,452.41)
   Adjustments to reconcile Net Income
   to net cash provided by operations:
      Accounts Receivable                                            (36,730.79)
      Accounts Payable                                                 9,932.73
      A/R Factor                                                      76,577.22
      Officer's Payable                                               14,000.00
      Payroll Liabilities                                            (11,368.22)
      Short Term Loan Payable                                        300,000.00
                                                                   ------------
   Net cash provided by Operating Activities                         159,958.53
                                                                   ------------
INVESTING ACTIVITIES
   Computer Hardware:3-Year Computer Hardware                        (34,491.67)
   Computer Hardware:5-Year Computer Hardware                         (1,534.25)
   Computer Software                                                 (28,455.25)
   Furniture                                                         (16,294.32)
   Accumulated Amortization:A.A. - Leasehold                           3,173.16
   Prepaid Components                                                 (2,196.49)
   Prepaid Components:1200C Controllers                               (6,631.52)
   Prepaid Components:Mag-Tek Card readers                            (1,464.32)
   Prepaid Components:McPass Plastics                                 (4,304.73)
   Prepaid Components:Misc McPass Materials                           (5,351.75)
   Prepaid Components:Tranz 380                                       (2,483.68)
   Accumulated Depreciation:Computer Hardware                         19,519.65
   Accumulated Depreciation:Computer Software                          4,041.67
   Accumulated Depreciation:Furniture                                  8,240.57
   Security Deposits                                                  (1,587.08)
                                                                   ------------
Net cash provided by Investing Activities                            (69,820.01)
                                                                   ------------
FINANCING ACTIVITIES
   Long Term Debt                                                   (875,000.00)
   Treasury Debt                                                     (85,000.00)
                                                                   ------------
Net cash provided by Financing Activities                           (960,000.00)

Net cash increase for period                                        (869,861.48)

Cash at beginning of period                                          921,250.52
                                                                   ------------
Cash at end of period                                                 51,389.04
                                                                   ============

                                  SCHEDULE E-1

STORE-VALUE/GIFT/LOYALTY

cs_ptransferbal.c              cs_ptransinfo.c                rTrustReceipt.h
cs_vachstoredtl.c              rec.c
cs_vachstoresumm.c             retailer.c
cs_vachtranssumm.c             retailer.h
cs_vcardview.c                 rt_aactivity.c
cs_vchbalinq.c                 rt_achgpass.c
cs_vchtranslog.c               rt_alogin.c
cs_veditcard.c                 rt_astoreinq.c
cs_vmain.c                     rt_atranslogsel.c
ach_bgenach.c                  cs_vmaintfunc.c                rt_logout.c
ach_bgenach.h                  cs_vtransferbal.c              rt_pchgpass.c
ach_schema.h                   dbachfunctions.c               rt_plogin.c
b_pasynctran_devd.c            dbachfunctions.h               rt_rtranslog.c
b_pasynctrand.c                dbautoreplenish.c
b_pauthtrans.c                 dbautoreplenish.h
b_pauthtrans.o                 rt_vactivity.c
b_pbatchrqst.c                 dbcard.c
b_pdollars.c                   dbcard.h
b_pfaxrqst.c                   dbcardcardholder.c
b_pfaxrqstd.c                  dbcardcardholder.h
b_pfaxrqstd.c.new              rt_vdollars.c
b_ppoints.c                    dbcardholder.c
b_ppointsdollars.c             dbcardholder.h
b_ppointsold.c                 dberr.h                        rt_vpoints.c
b_pretryrqst.c                 rt_vstoreinq.c                 dboci.c
dboci.h                        rt_vtranslog.c                 rt_vstorelst.c
card.c                         rt_vtranslog.new.c
card.h                         dboci2.exp
cardholder.c                   schema.h
cardholder.h                   dbpermissionsgroup.c
cardinq.c                      dbpermissionsgroup.h
ch_achgpass.c                  dbstore.c                      sqlnet.log
ch_aenroll.c                   dbstore.h                      storelst.c
ch_alogin.c
ch_atranslogsel.c              dbstorehistory.c
ch_insert1tmp.c                dbstoreinfo.c
ch_logout.c                    dbstoreinfo.h                  support.c
ch_pchgpass.c                  dbterminal.c
ch_penroll.c                   dbterminal.h                   support.h
ch_plogin.c                    dbtranshistory.c
dbtranshistory.h               supportnew.c
ch_vbalinq.c                   dbuser.c
ch_vbalinq.new.c               sv_async_tran.h
ch_vbalinq.old.c
ch_venroll.c                   dbuser.h                       sv_dir.h
ch_vmain.c                     defs.h                         sv_dir_dev.h
ch_voptions.c                  defs.h.sav                     sv_flatfile.h
ch_vtranslog.c                 djc.file
cs_aacctgfunc.c                dynamic.c
cs_aachfax.c                   err.h                          trans_db_updt_d.c
cs_aachxmit.c
cs_acardholderfunc.c
cs_acardview.c                 gen_prog_cards.c               trans_type.h
cs_achbalinq.c                 gen_program_cards.c            trans_type1.h
cs_achgpass.c                  gen_trust_cards.c              trust_receipt.h
cs_achtranslogsel.c            user.c
cs_alogin.c                    gen_trust_receipt.c            user.h
cs_aretailerfunc.c             genenv.c                       utility.c
cs_asearch.c                   getenv.c
cs_asearchcard.c               insert.c                       utility.h
cs_atransferbal.c              lu0msg.h
cs_atransinfo.c                neo_merchacto.c
cs_atranslogsel.c              neo_store.h
cs_logout.c                    neo_storeinq.c                 cs_pachfax.c
cs_pachxmit.c                  neo_storelst.c                 cs_pchgpass.c
ociapr.h
cs_peditcard.c                 ocidem.h
cs_penroll.c                   ocidfn.h                       wwwutil.c
cs_penrollnew.c                ocikpr.h
cs_penrollold.c                oratypes.h                     wwwutil.h
cs_plogin.c
cs_psearch.c                   b_authsvtrans.c
achfax.form                   cs_vlogged_out.html        c_translogsel.html
auto.html                     cs_vtransdone.html         card_balance.html
ch_achgpass.html              cs_vtransferbal.html       card_enroll.html
ch_aenroll.html               cs_vtransfercard.html      cardholder1.html
ch_alogin.html                employment.html            cardholder_login1.htm
ch_atranslogsel.html          fast_food.html             cardholder_main.html
ch_main.html                  menubar_clients.html       cardholder_options.html
ch_menubar.html               menubar_purchase1.html     ch_achgpass.html
ch_vbalinq.html               newcache1.html             ch_aenroll.html
ch_vbalinq1.html              newtest.html               ch_alogin.html
ch_venroll.html               newtest1.html              ch_atranslogsel.html
ch_vlogged_out.html           newtest2.html              ch_inquiry.html
ch_voptions.html              newtest3.html              ch_inquiry2.html
ch_vtranslog.html             newtest31.html             ch_main.html
clients.html                  newtest5.html              ch_menubar.html
clients1.html                 newtest6.html              ch_vbalinq.html
clients2.html                 newtest7.html              ch_venroll.html
clients_main.html             newtest8.html              ch_vlogged_out.html
cs_aacctgfunc.html            newtest9.html              ch_voptions.html
cs_aachfax.html               newtestB.html              ch_vtranslog.html
cs_aachxmit.html              purchase_main1.html        client_enroll.html
cs_acardholderfunc.html       purchase_main2.html        clients.html
cs_achbalinq.html             purchase_main4.html        clients1.html
cs_achgpass.html              purchase_main5.html        clients2.html
cs_achtranslogsel.html        rt_aactivity.html          clients_main.html
cs_aenroll.html               rt_achgpass.html           cs_alogin.html
cs_alogin.html                rt_alogin.html             cs_asearchview.html
cs_aretailerfunc.html         rt_astoreinq.html          cs_aviewcard.html
cs_asearchcard.html           rt_atranslog.html          cs_main.html
cs_asearchview.html           rt_atranslogsel.html       cs_view.htm
cs_atransfercard.html         rt_main.html               cs_view.html
cs_atranslogsel.html          rt_vactivity.html          customer_detail.html
cs_aviewcard.html             rt_vdollars.html           customer_detail1.htm
cs_edit.html                  rt_vlogged_out.html        daily_clerk1.htm
cs_main.html                  rt_vpoints.html            daily_clerk_act.html
cs_maintfunc.html             rt_vstoreinq.html          daily_store_act1.html
cs_vachstoredtl.html          rt_vtranslog.1107bkp.html  daily_store_act2.html
cs_vachstoredtl_line.html     rt_vtranslog.form          employment.html
cs_vachstoresumm.html         rt_vtranslog.form.old      enroll_client1.htm
cs_vachstoresumm_line.html    rt_vtranslog.html          example1.html
cs_vachtranssumm.html         rt_vtranslog.html.sav      file1.html
cs_vachtranssumm_line.html    smit.log                   index.html
cs_vcardinactive.html         sqlnet.log                 index.html.new
cs_vchgpass.html              vdollars.html              index.old.html
cs_vchtranslog.html                                      indexnew.html
cs_veditdone.html             Welcome.html               indexold.html
cs_venroll.html               accounting_fun1.htm        log_fail.html
cs_view.htm                   back1.html                 logged_out.html
cs_view.html                  back2.html                 login.html
cs_viewnew.html               back3.html                 login2.html
cs_viewold.html               background3.html           login3.html
main.html                     CREDIT/DEBIT               serbius1.c
main2.html                                               shrtstcs.c
main3.html                    amex_draft.c               shrtstso.c
mcd_merchact.html             amexecho.c                 shrtstst.c
mcd_merchinq.html             amexgen.c                  simtest.c
menubar1.html                 amexgen1.c                 simtest1.c
menubar_cardholder.html       amexin.c                   smcs.c
menubar_cardholder2.html      amexmih.c                  smcsd.c
menubar_clients.html          amexmihn.c                 smkl.c
menubar_newtest3.html         amexmoh.c                  smkld.c
menubar_purchase1.html        amexmoh2.c                 smqtest.c
menubar_retailer1.html        amexmohn.c                 smso.c
menubar_support1.htm          amexone.c                  smso1.c
merchant_act.html             amexone1.c                 smsod.c
merchant_list.html            amexone2.c                 smst.c
merchant_list2.html           amexout.c                  smstd.c
newcache1.html                amxcsi.c                   sv_batcheod.c
newtest.html                  amxcso.c                   sv_batchinq.c
newtest1.html                 amxi.c                     sv_batchinq_prod.c
newtest2.html                 amxkli.c                   sv_batchinq_qa.c
newtest3.html                 amxklo.c                   sv_proc_tran_dev.c
newtest31.html                amxo.c                     sv_proc_tran_prod.c
newtest5.html                 amxsti.c                   sv_proc_tran_qa.c
newtest6.html                 amxsto.c                   sv_proc_tran_rnd.c
newtest7.html                 batch_inq.c                visa_draft.c
newtest8.html                 batcheod.c                 visacsi.c
newtest9.html                 bd_cfu.c                   visai.c
newtestB.html                 blcklst.c                  visao.c
password_change.html          credmoh.c                  visain.c
password_change1.html         custmach.c                 visain1.c
purchase1.html                disc.c                     visain2.c
purchase1.otml                disc_draft.c               visakli.c
purchase_main1.htm            discin.c                   visamih.c
purchase_main2.htm            discmih.c                  visamoh.c
purchase_main3.htm            discmih1.c                 visaone.c
retailer1.html                discmoh.c                  visaout.c
retailer3.html                discmoh1.c                 visasti.c
retailer_login1.htm           discmoh2.c                 voidmoh.c
retailer_main.html            giftmoh.c
rt_menubar.html               giftmoh1.c                 ROUTER/ORCHESTRATOR
safe_bodymain.html            giftmoh2.c
start_page1.html              giftmoh3.c                 act.c
store_activity1.htm           giftmoh4.c                 act1.c
store_info1.html              giftmoh5.c                 actsna.c
store_info2.html              grptodos.c                 adv_main.c
store_inquiry.html            machine.c                  advcs.c
store_inquiry1.html           neo_batchinq.c             advcs1.c
store_inquiry2.htm            neo_batchinq1.c            advcs2.c
store_inquiry3.htm            neo_batchinq2.c            advin.c
store_purchase.html           neo_batchinq_prod.c        advin1.c
store_purchase1.htm           neo_batchinq_qa.c          advin1_ildlbcom.c
support1.htm                  neo_batchinqo.c            advin2.c
support_login1.htm            neo_demon.c                advin_ildlbcom.c
support_main.htm              neo_refund1.c              advkl.c
template1.html                neo_retrymoh.c             advkl1.c
title.html                    neo_returnmoh.c            advkl2.c
transaction_detail.html       neo_voidmoh.c              advo.c
transaction_log.html          neo_voidmoh1.c             advo1.c
transaction_log1.html         neo_voidmoh_prod.c         advo2.c
transaction_select1.html      neo_voidmoh_qa.c           advout.c
untitled.htm                  postmoh.c                  advout1.c
user_options.html             send_file.c                advout2.c
view_modify1.htm              serbius.c                  advst.c
advst1.c                       fax_new.c                  securedoc_prt.c
advst2.c                       cnd.c                      securemaint.c
blue_demon.c                   do_stat.c                  splitup.c
blue_demon1.c                  getdisk.c                  spltnsav.c
blue_nun.c                     logfile.c                  tmail.c
catchsig.c                     mksed.c                    tmail1.c
catchsig1.c                    conf_mg.c                  tmail2.c
catchsig2.c                    faxhng.c                   tmail3.c
ccgen.c                        gettydefs.c                trollnew.c
cgipars1.c                     login.c                    trolltst.c
cgiparse.c                     modem.c                    util.c
dis.c                          conf_sf.c
dis1.c                         faxlib.c                   REFUND CONTROL
display.c                      goodies.c
display1.c                     logname.c                  rcs_cnvrt_blcklst.c
dissna.c                       sendfax.c                  rcs_cnvrt_cuse.c
dissna1.c                      config.c                   rcs_cnvrt_cust.c
genstore.c                     faxrec.c                   rcs_cnvrt_ident.c
getpbdos.c                     io.c                       rcs_cnvrt_refund.c
helpdesk.c                     mg_m_init.c                rcs_cnvrt_suse.c
hlp_load_cmmnt.c               tio.c                      rcs_cnvrt_trans.c
hlp_load_mbr.c                 do_chat.c                  rcs_ld_trans.c
hlp_load_prb.c                 faxsend.c                  rcs_main.c
hlp_rebuild_idx.c              locks.c                    rcs_menu2.c
hostit.c                       mgetty.c                   rcs_menu2_bkp.c
in_demon.c                     utmp.c                     rcs_menu_bkp.c
inact.c                                                   rcs_report1.c
indexaix.c                     UTILITY                    rcsfix_cuse.c
indexaixo.c                                               rcs_menu.c
jes2.c                         bd_cfu.c                   rcsfix_ident.c
listcov.c                      blcklst.c                  rcsfix_rpt.c
lmt.c                          count_lines.c              refund.c
lu0_start.c                    custdtl.c                  refund1.c
netad.c                        custdtl_event.c            refund_trak.c
netfix_cust.c                  custdtl_header.c           refund_trn.c
netinv.c                       custdtl_load.c             risc_refund.c
nm1match.c                     custinq.c                  risc_returnmoh.c
nm_match.c                     custinq_test.c             store_rcs_old.c
red_demon.c                    data_mgr.c                 store_secure.c
safe_process_tran.c            erg.c                      store_secure1.c
safe_process_tran1.c           ergl.c                     storedvmoh.c
safe_process_tran2.c           ergu.c                     str2moh.c
safetran.c                     filed2.c                   str3moh.c
styx.c                         filedump.c                 str_sec.c
t_rpt.c                        fileprnt.c                 str_sec1.c
tcheck.c                       fl.c
tconnect.c                     format_decimal.c           SCHOOL CARD
snasysx.c                      fpbad.c
                               fpbap.c                    safe_carddtl.c
FAX SYSTEM                     fpbl.c                     safe_cust_lookup.c
                               fpbmd.c                    safe_district_lookup.c
dufus.c                        g32_3270.c                 safe_hometown.c
cicscs.c                       insert1.c                  safe_main.c
cicsfour.c                     insert2.c                  safe_school_lookup.c
cicsin.c                       jday.c                     safe_schooldtl.c
cicsin1.c                      nukecpr.c                  safe_schooldtl_bkp.c
cicsinout.c                    odin.c                     safecard.c
cicskl.c                       pg1.c                      safecust.c
cicsnone.c                     pgg.c                      safedistrict.c
cicsone.c                      pgsna.c                    safeschool.c
cicsout.c                      phone.c                    schoolmoh.c
cicssign.c                     restaurant1.c              schoolmoh1.c
cicsst.c                       restaurant1_bkp.c          schoolmoh2.c
fax2.cfax_.c                   retrymoh.c                 schoolmoh_prod.c
fax_1.c                        securedoc.c                schoolmoh_qa.c
fax_main.c                     securedoc_main.c

SAFE SYSTEMS, INC.                            SCHEDULE E-2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  MARKET/
CATEGORY  ITEM                                     MODEL                             SERIAL        STATUS         REPLACEMENT PRICE

Modem
           Short Haul Modem                              ME800A                               9505 own
           Short Haul Modem                              ME800A                               9505 own
           Short Haul Modem                              ME800A                               9505 own
           Short Haul Modem                              ME800A                               9505 own
           Short Haul Modem                              ME800A                               9506 own
           Short Haul Modem                              ME800A                               9704 own
           Short Haul Modem                              ME800A                               9704 own
           Short Haul Modem                              ME800A                               9412 own
           Short Haul Modem                              ME800A                               9412 own
           Hayes Accura 14,400 Fax144                    5105AM                       A0115105K392 own
           US Robotics 9600 V.32 MNP5                1.014.1013                             165572 own
           Us Robotics 28,800 Fax Modem                   28800                     83901146932906 own
           IBM Modem                                     ES9370                           1111334A own
           IBM Modem                                   7861-026                           41-08593 own
           IBM Modem 5853                                   N/A                            6164949 own
           Illinois Bell                                    295                                N/A own
           IBM Modem                                   7861-015                            41-0128 own
           AT&T Data Port 14.4/Fax Modem            3710-A1-201                            3068988 own
           Low haul modem                                ME800A                               9704 own
           Low haul modem                                ME800A                               9412 own
           Low haul modem                                ME800A                               9412 own
           US Robotics 14,400 Sportster Fax                 N/A                     22680103725917 own
           Low haul modem                                ME800A                               9505 own
           Low haul modem                                ME800A                               9506 own
           Low haul modem                                ME800A                               9704 own
           US Robotics 14,400 Sportster Fax          2.6805E+12                      2680500752470 own
           US Robotics 14,400 Sportster Fax          2.6805E+12                      2680500752470 own
           EVEREX Fax Modem                      EVERFAX 24/96E                           20300061 own
           EVEREX Fax Modem                      EVERFAX 24/96E                           12900173 own
           Worldblazer Fax Modem                     Model T35A                                    own
           Worldblazer Fax Modem                     Model T35A                                    own
           US Robotics Sportster 14,400 Fax    Sportster 14,400                   0002680514323640 own
           US Robotics Sportster 14,400 Fax    Sportster 14,400                    000268010372592 own
           US Robotics Sportster 14,400 Fax    Sportster 14,400                   0002680205574614 own
           US Robotics Sportster 14,400 Fax    Sportster 14,400                   0002670208457391 own


           Model X559A-ST                           595-1929-05                           320U1899 own
           Model X545A-ST                           595-2872-02                           320U6307 own
           Black Box - Long-Haul Modem             Model ME800A                               9505 own
           Black Box - Long-Haul Modem             Model ME800A                               9506 own
           Black Box - Long-Haul Modem             Model ME800A                               9703 own
           Black Box - Long-Haul Modem             Model ME800A                               9412 own
           Black Box - Long-Haul Modem             Model ME800A                               9412 own
           AT&T Data Port 14.4/Fax Modem            3710-A1-201                            3068988 own
           US Robotics Courier V.32bis                    61091                      0064-16028883 own
           IBM 7857-017                                7857-017                           53-B4840 own
           Boca Modem 33,600bps             167879                                                 own
           Boca Modem 33,600bps             167858                                                 own
           Boca Modem 33,600bps             167891                                                 own
           Boca Modem 33,600bps             167886                                                 own
                                                                                                            MODEM
PC/Laptops                                                                                                  REPLACEMENT   $9,000.00
           NEC Power Mate Computer                  PM-840-2000                          23174150B own
           Texas Instruments Extensa
           560 CDT                                 9805680-0001                        13163600826 own
           Toshiba T3200                                PA70390                          01812469A own
           Grafika Tower                               Quin-55m                        62933300131 own
           Vmax Tower                                      H6D0                    90N20A642001331 own
           Compaq Series                                  28108                       6204HBJ20023 own
           AST Accentia 910N                          4/75/CS10                       235DNX017386 own
           Compu Add Desktop C425S                         A002                             842622 own
           Compaq Presario Computer                         N/A                       X733BN523512 own
           Toshiba laptop                            PA1224056A                           O8663557 own
           Compaq Presario Tower                           4550                       6802BSW9H945 own
           Ameritech Tower                   Model Series i - T                         T250015634 own
           CompuAdd Desktop C425S                          A002                             842622 own
           Compu Add                                   TE 1464M                         144T502214 own
           IBM 2155                                        43 C                            23CPW68 own
           Force 1 Packard Bell Computer              Force III                           90137331 own
           IBM Computer                                6887-KAG                    23FVVLD    P100 own
           Compaq DeskPro                   6812BNT50549                                           own
           Compaq DeskPro                   6724HVT5P953                                           own
           Compaq DeskPro                   6735HVT3P792                                           own
           Compaq DeskPro                   6812BNT5P502                                           own
           Compaq Laptop                    N/A                                                    own
           Compaq DeskPro Pentium II        6909-CBN4                                              own
           Compaq DeskPro                   67538NT5Q098                                           own
           Compaq Presario                  2H9BCT9FM69B                                           own
           Compaq Laptop                    N/A                                                    own
           Acer TravelMate 342T                                                                    own                   $23,000.00
           Compaq Prosignia 300             D632HUN10238                                           own
                                                                                                            PC REPLACEMENT
                                                                                                                        $140,000.00

Printers
           IBM ProPrinter                              4201-001                         47-2742507 own
           Brothers Facsimile Transceiver             MFC7000FC                          L73782695 own
           HP Laser Jet 4-L Printer                      C2003A                         USBB555711 own
           HP Desk Jet 1200 C/PS Color
           printer                                       C1676A                         USA3B12078 own
           Lexmark Printer                       Model 4039-10R                           LR 55412 own
           IBM 3816 IS                                                                    41-10383 own
           HP LaserJet 1100                 USJB155206                                             own
           HP LaserJet 1100                 USHP047486                                             own
           HP LaserJet Series II            20950                                                  own
           HP DeskJet 500C                  MY4631DOYP                                             own
           Xerox 4890                                                                       120317 own                   $45,000.00
           Xerox                                       LR 43173                        pn#9zE17270 own
           Xerox                                        LR43173                            91P1417 own                  $125,000.00
                                                                                                            PRINTER
DASD                                                                                                        REPLACEMENT $200,000.00
           Bay Stack Access Node Disk                       N/A                         BEX0067506 own
           Tec Mar Disk                                 QT250ES                        C9107012249 own
           IBM Disk Drive                                ES9370                         AN095A8530 own
           Aorta Disk Drive                                ADM5                            3887656 own
           Conner Disk Drive                            MS1350Q                             528782 own
           IBM Disk Drive                                  4869                         86--112313 own
           Epson CD-Rom                                  Z10032                         RYBG206AX4 own
           Phillips CD-ROM                               OMN126                          OMN024156 own
           IBM CD-ROM                                       N/A                            2605584 own
           External CD-ROM                         IBM 7210-001                      MS72102630861 own
           IBM Ramac Dasd                                                              GX33-1505-1 own                   $50,000.00
           IBM CD-ROM drive                         P/N 00G0968                              21991 own
                                                                                                            DASD
Tape Drives                                                                                                 REPLACEMENT  $60,000.00
           Colorado Tape Deck System                        N/A                          EFZ26A9KE own
           Reel Tape Unit                              IBM 3803                                N/A own
           External Tape Backup                    IBM 7208-011                     MS 72082653822 own
           IBM 2440 JO2                                    9309                         10-0042022 own
           IBM 3803 Tape Controller                        3803                                    own
           IBM 3420                                       34020                                    own
           IBM 3420                                        3420                              K0770 own
           IBM 3480                                        9309                         10-0019431 own
           IBM 9335-B01                                    9309                         #010051064 own
           IBM 9335/9375                                   9309                         #010051063 own
           IBM 2440-A02                                    9309                        #01-0057170 own
           IBM 3480                                  A22 XF B22                                    own
                                                                                                            TAPE
Comm Devices                                                                                                REPLACEMENT  $20,000.00
           IBM HUB                                      8863841                        A1626075448 own
           Data Probe                                   CD-4-DF                         1955.0-061 own
           Teltrend Inteliport 1                            295                                N/A own
           NetPath 100                              470 Netpath                                584 own
           IBM Router                                  IBM 2210                            23C0395 own
           Transceiver                                   M-508A                         041291508A own
           Access-T                              Access DSU/CSU                            195994A own
           Ethernext Hub                                                                 846440410 own
           Syn Optics                               Model 28115                            3993240 own
           IBM 3745-410                               Type 9309       0057231 &57-B134E &010002990 own                  $190,000.00
                                                                                                            COMM
                                                                                                            REPLACEMENT $210,000.00


Processors
           RS6000                                           N/A                      MS70132626507 own                   $36,000.00
           RS6000                                           N/A                   MS70142625508+C9 own                   $40,000.00
           IBM 7861-025                                     N/A                           41-12029 own
           IBM 7208-011                                     N/A                      MS72082650091 own
           IBM Power Server 320                       type 7012                      MS70122611719 own                   $15,000.00
           IBM 7204-001                                     N/A                      MS72042609154 own                   $12,000.00
           Sun Sparcstation 10                        Model 144                        600-3192-03 own                    $5,000.00
           Sun                                      540-2220-04                 0063989-9312033266 own                  $110,000.00
           RS600 Internet Server                     Model 530H                                    own                   $42,000.00
           IBM Risc System/6000                                                     7012 26 -10316 own                   $32,000.00
           Siemens Nixdorf PCD-3BSX                                                26361-K293-v474 own
           Siemens Nixdorf PCD-4T                                                 SZ6361-K257-V401 own
                                            --------------------
           IBM AS400                                       9404                           10-36013 own
           IBM   3708/9371                                                pn#6405393 id#000EM89065 own
           IBM Risc System/6000                                                                    own                   $45,000.00
           IBM Risc System/6000                                                                    own                   $45,000.00
           IBM 9370                                     6102777                          ec#A28365 own
           IBM 9672                                     9999-12                      sn#01-0010267 own
           IBM ES 9370                                     8530                     FCC#AN09SA8530 own
           IBM S/390                                       2003                           02-45362 lease                $500,000.00
                                                                                                            PROCESSOR
                                                                                                            REPLACEMENT $500,000.00
Verifones
            200C Controllers                                                                                              $2,882.12
           1                                                                                       own
           Mag-Tek                                                                                 own                     1,464.32
           17 Tranz 330 Verifones                                                                  own                     5,100.00
           Tranz 380                                                                               own                    12,633.48
           Tranz Pak-380                                                                           own                    64,448.00
                                                                                                            VERIFONE
                                                                                                            REPLACEMENT  $86,527.92

                                                                                                            TOTAL
                                                                                                            REPLACEMENT
                                                                                                                      $1,225,527.92

                 DATE               NAME                                  MEMO                               AMOUNT
             -----------------------------------------------------------------------------------------------------------
FURNITURE
                05/11/1999   Architex International  Furniture                                                1,260.00
                05/11/1999   HBF                     Reception Desk and Chairs                                5,493.60
                06/23/1999   Corp. Office Systems    Chairs                                                   9,000.00
                06/23/1999   KI                      Furniture                                                8,309.10
                06/23/1999   Corp. Office Systems    Help Desk Furniture                                     34,540.00
                02/02/2000   Corp. Office Systems    Conference room table & credenza                         3,596.93
                02/16/2000   Tradetec Skyline        Dislpay exhibit to be used at conferences                3,800.00
                02/28/2000   Tradetec Skyline        Display exhibit to be used at conferences Balance Due    4,274.89
                02/28/2000   Tradetec Skyline        Competitive Discount                                      (960.00)
                                                                                                          ------------
Total Furniture                                                                                              69,314.52
                                                                                                          ------------

                                   SCHEDULE F

Contracts 1998 - 1999

   Ameritech Corp. - Server Support
   Ameritech Corp. - Database Administration
   Ameritech Corp. - Network Support
   Ameritech Corp. - Operational Support
   Boise Cascade - Network Design and Implementation
   Boise Cascade - Application Design and Implementation
   Dominick's Finer Foods - Network Support
   Dominick's Finer Foods - Unix Admin Support
   Dominick's Finer Foods - MVS to OS390 Conversion
   Follett Higher Education - POS Dial-in Software
   Goodyear Tire and Rubber - Member Dial-in Support
   McMaster-Carr - Fax System Support

Contracts 1999 -  Current

   Ameritech Corp. - Network Support
   Central Bank and Trust - Application Software
   Central Bank and Trust - Application Outsourcing
   I-Car - Network Support
   I-Car - Application Support, SQL Server
   Safeway Food and Drugs - Network Support for Dominick's
   Safeway Food and Drugs - Operational Support for Dominick's
   Safeway Food and Drugs - Warehouse Management Application Support for
     Dominick's
   Safeway Food and Drugs - Heritage System Support for Dominick's Safeway Food and Drugs - Tandem Support for Randall's
   Safeway Food and Drugs - Warehouse Management Application Support for
     Randall's
   Safeway Food and Drugs - WebFood Application Development
   Hi-Tech Solutions - Operations Support
   IT Associates - Network Support
   Technology Resource Group - Midas Operations
   True North Communications - IP Dialer Software

Stored Value Signed Customers -

   Bearco McDonalds
   The Wet Spot
   The Water's Edge
   Mia Cucina

Defaulted Contracts:

   None

Material Debts/Liabilities:

   Labor Dispute filed by Terry Penzel, former employee, regarding vacation pay. Dispute filed with Chicago attorney David M. McGee by Steve Sprindis, former employee, regarding severance and expenses.
   Potential dispute with Brian Gordon, former employee, regarding severance. Payroll taxes (past due amounts to be paid within 30 days after closing).

                               SAFE SYSTEMS, INC.
                                   SCHEDULE G

                                                                                 Vacation      Vacation
                                                                Hire Date      2000 (hours)  2001 (hours)
EMPLOYEES
---------
Brody, Marge                Administrative                       11/01/99            21         120
Davidson, Sally             Administrative                       11/01/99             0         160

Bennett, Charles E          Help Desk                            06/21/99
Bruce, Andrew               Help Desk                            01/29/99
Carlson, Corrin M           Help Desk                            03/24/99            36          80
Dimatteo {ee}, Suzanne M    Help Desk                            09/13/99            32         120
Hartman, Mary L             Help Desk                            11/02/99
Jones, Nina C.              Help Desk                            08/17/99
Wells, Varick R.            Help Desk                            03/23/98
Stigleman, Rob              Special Projects/Account Rep         01/15/01                       120
Williams, Debra L           Special Projects                     10/01/98            40          80

Beiermann, Denise L.        Information Services                 09/01/98           160         160
Carlsen {ee}, Bruce L       Sr. Consultant                       11/27/98             0         120
Hartman, Mark D             Sr. Applications Programmer          10/25/99            56         120
Johnson, Gordon W           Director, IT Services                11/08/99           104         160
McKenna, William            Business Analyst                     01/03/00            56         160
Provance, George A          Sr. Consultant                       02/28/00            40         120
Sherlock, Thomas D          Sr. Applications Programmer          11/01/99            32         120
Shields, Terri L            Sr. Consultant                       02/02/00            64         160
Spaccapaniccia, John J      Director, IT Apps and Systems        09/13/99             8         120
Standaert, Craig            Sr. Consultant                       06/19/00             0         160
Ahlgrim, Jerry              Sr. Consultant                       08/15/00             0         120


Awdziejczyk, Edward C.      Operations Analyst                   03/23/99          65.5         120
Currie, Charles L           Operations Mgr                       03/24/99             8         160
Ventura, Eliezer P          Sr. Operations Analyst               03/24/99            48         120
Vujovic., Sasha             Operations Analyst                   03/24/99            18         120

Lenore, Brandon             Sales & Marketing                    10/01/98             8          80
Silverman, Mark             Sales & Marketing                    01/06/00             0          60

CONTRACTORS

Collins, Don                Applications Consultant              10/01/98

                                   SCHEDULE H

TruServ Corporation                     McMaster-Carr Supply Company
8600 Bryn Mawr Avenue                   600 County Line Road
Chicago, Illinois                       Elmhurst, Illinois
Robert Johnson                          Fred Bailey
773 695 6000                            630 834 9600

Ameritech                               True North Communications Inc
2000 Ameritech Drive                    101 East Erie
Schaumburg, Illinois                    Chicago, Illinois
David Pens                              Scott Margason
847 562 7374                            312 425 6500

Boise Cascade Office Supply             Technology Resource Group
Itasca, Illinois                        287 Century Circle, Suite 101
Larry Lagesse                           Louisville, Colorado
630 773 5000                            Richard Vines
                                        847 291 4319
Safeway Food and Drug
2800 Ygnacio Valley                     Follett Higher Education Group
Walnut Creek, California                1818 Swift Drive
Stuart Rhea                             Oak Brook, Illinois
925  944 4160                           Fred Peterkin
                                        630 279 2330
Central Bank and Trust
624 E. 30th Avenue                      Goodyear Tire and Rubber
Hutchinson, Kansas                      1144 W. Market Street
David Wood                              Akron, Ohio
316 663 0655
                                        330 867 2300
I-Car Corporation
3701 Algonquin Road, #400               IT Associates
Rolling Meadows, Illinois               1979 North Mill Street, Suite 205
J. Gentry Howard                        Naperville, Illinois
847 590 1191                            Timothy Ryan
                                        630 717 800
Hi-Tech Solutions
Two MidAmerica Plaza, Suite 630
Oak Brook Terrace, Illinois
Nicole Demonbreun
630 954 2621